UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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23andMe Holding Co.

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23andMe Holding Co.
349 Oyster Point Boulevard
South San Francisco, California 94080
Notice of Annual Meeting of Stockholders
and Proxy Statement

23andMe
Nasdaq
23andMe
23andMe
Nasdaq
ME | Nasdaq Listed
Nasdaq
ME
Nasdaq Listed
ME | Nasdaq Listed

July 15, 2022
TO OUR FELLOW STOCKHOLDERS:
We invite you to join us for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of 23andMe Holding Co., to be held at 1:00 p.m., Pacific Time, on Thursday, August 25, 2022. The Annual Meeting will be held as a virtual meeting, to be conducted exclusively via live webcast at www.virtualshareholdermeeting.com/ME2022. Details regarding how to participate in the webcast of the Annual Meeting and the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and Proxy Statement.
Fiscal 2022 was a monumental year for 23andMe. We completed our business combination with VG Acquisition Corp., a special purpose acquisition company sponsored by Virgin Group, and became a public company trading on The Nasdaq Global Select Market beginning on June 17, 2021. We also made progress in our mission to help people access, understand, and benefit from the human genome by increasing the number of health reports in our Personal Genome Service® to over 80, growing our customer base to 12.8 million genotyped customers, and expanding our therapeutics pipeline to more than 50 active programs, including entering our first wholly-owned cancer therapy into a Phase 1 clinical trial.
In November 2021, we expanded our consumer business into telehealth services through our acquisition of Lemonaid Health, Inc. (“Lemonaid Health”), an on-demand platform for accessing medical care and pharmacy services online. Lemonaid Health’s medical and pharmacy services, including its team of physicians and nurse practitioners serving patients in all 50 states, will help position 23andMe to achieve our goal of making genetics-based personalized healthcare a reality.
We are taking all these steps with our customers and stockholders in mind, and we believe we have the tools that we need to continue this growth well into the future. We are thankful for your support and continued investment in 23andMe.
Whether or not you plan to join us for the Annual Meeting, it is important that your shares be represented. We encourage you to vote by telephone, by mail, or online by logging into www.proxyvote.com after reading the Notice and Proxy Statement.
Always Forward,
/s/ Anne Wojcicki Anne Wojcicki Chief Executive Officer, Co-Founder, and Chair of the Board of Directors

Notice of Annual Meeting of Stockholders

DATE & TIME	LOCATION	RECORD DATE
August 25, 2022 1:00 p.m., Pacific Time	Via webcast: www.virtualshareholdermeeting.com/ME2022 The meeting will be conducted virtually, and you will not be able to attend the meeting in person.	July 1, 2022 Holders of Class A common stock and Class B common stock as of July 1, 2022 are entitled to vote at the Annual Meeting.
Items of Business
Proposal		Our Board’s Voting Recommendation
1	Elect the three Class I director nominees named in the Proxy Statement to serve until the 2025 Annual Meeting of Stockholders	FOR each director nominee
2	A non-binding, advisory vote on the frequency of advisory votes on the compensation of our named executive officers (“Say-on-Frequency”)	ONE YEAR
3	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023	FOR
The Proxy Statement describes each of these proposals in detail. In addition, we will transact any other business that may properly come before the Annual Meeting, and at any adjournments, continuations, or postponements thereof.
Important Voting Information
Even if you plan to virtually attend the Annual Meeting, we urge you to vote as soon as possible in one of the following ways:

Vote online by going to: www.proxyvote.com	Vote by calling toll-free: U.S., U.S. Territories, and Canada Call 1-800-690-6903	Vote by mail (if you received a printed copy of the proxy materials): complete, sign, and date your proxy card and return it in the enclosed postage-paid envelope
Participating in the Annual Meeting
Holders of Class A common stock and Class B common stock as of the record date are invited to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ME2022. Our goal is to ensure that stockholders have the same rights and opportunities to participate in the Annual Meeting as you would at an in-person meeting. You will be able to attend the meeting online, examine a list of our stockholders, vote your shares electronically, and submit questions during the meeting. To do so, you will need the unique 16-digit control number printed in the box on your Notice of Internet Availability of Proxy Materials or proxy card. Please see page 69 for more information.

By Order of the Board of Directors,
Kathy Hibbs
Chief Administrative Officer and Corporate Secretary
23andMe Holding Co.
349 Oyster Point Boulevard
South San Francisco, California 94080
July 15, 2022

YOUR VOTE IS IMPORTANT
Please carefully review the proxy materials for the Annual Meeting and cast your vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

We have elected to furnish our Proxy Statement and our Fiscal 2022 Annual Report (the “Annual Report”), which includes our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (the “Fiscal 2022 Form 10-K”), to certain of our stockholders over the Internet pursuant to the U.S. Securities and Exchange Commission (“SEC”) rules, which allows us to reduce costs associated with the Annual Meeting.
Beginning on July 15, 2022, we will first release to certain stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access the Proxy Statement and Annual Report online. The Notice contains instructions as to how you may elect to receive printed or e-mail copies of the Proxy Statement and the Annual Report. All other stockholders will receive printed copies of the Proxy Statement and Annual Report, which will first be mailed to such stockholders on or about July 15, 2022.
The Notice, Proxy Statement, and Annual Report are available online, free of charge, at www.virtualshareholdermeeting.com/ME2022, a site that does not have “cookies” that identify visitors to the site. Our proxy materials also are available on our corporate website at investors.23andme.com.
Only stockholders who held our Class A common stock, par value $0.0001 per share (the “Class A common stock”) or Class B common stock, par value $0.0001 per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”), as of the close of business on July 1, 2022 (the “Record Date”), are entitled to receive notice of, and vote at, the Annual Meeting.

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on our current expectations and projections about future events and various assumptions. We cannot guarantee that we will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond our control), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject to other risks and uncertainties that are described in the Fiscal 2022 Form 10-K filed with the SEC on May 27, 2022 and in the reports subsequently filed by us with the SEC. The statements made herein are made as of the date hereof and, except as may be required by law, we undertake no obligation to update them, whether as a result of new information, developments, or otherwise.

Incorporation by Reference

Neither the Compensation Committee Report nor the Report of the Audit Committee included herein shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.
In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Other Information

References in this Proxy Statement to “23andMe,” the “Company,” “we,” “our,” and “us” refer to 23andMe Holding Co., a Delaware corporation. References to “Fiscal 2022” refer to our fiscal year ended March 31, 2022, and references to “Fiscal 2023” refer to our fiscal year ending March 31, 2023. Further, references to “Fiscal 2021” refer to our fiscal year ended March 31, 2021, and references to “Fiscal 2020” refer to our fiscal year ended March 31, 2020.
23andMe was a special purpose acquisition company called VG Acquisition Corp. (“VGAC”) prior to the closing of the Business Combination on June 16, 2021. As used in the proxy statement, the term “Business Combination” represents the transactions contemplated by an agreement and plan of merger (the “Merger Agreement”) whereby a subsidiary of VGAC merged with and into 23andMe, Inc. For further information on the Business Combination, please refer to our Annual Report.

23andMe Holding Co.	i	2022 Proxy Statement

23andMe Holding Co.	ii	2022 Proxy Statement

Proxy Statement Summary
ABOUT 23ANDME

We are a mission-driven company dedicated to empowering customers to live healthier lives. Our mission is to help people access, understand, and benefit from the human genome. We believe that our premier database of genetic and phenotypic information crowdsourced from our millions of customers can revolutionize healthcare by enabling us to create insights into the origins of diseases, to use those insights to prevent, diagnose, and treat diseases, and to speed the discovery and development of novel therapies. We are committed to rigorous scientific, ethical, and privacy standards and to being one of the most trusted sources of genetic and health information.
We pioneered direct-to-consumer genetic testing, giving consumers unique, personalized information about their genetic health risks, ancestry, and traits. We are the only consumer genetic testing company with multiple U.S. Food and Drug Administration (“FDA”) authorizations for over-the-counter health reports. We were the first company to obtain FDA authorization for a direct-to-consumer genetic test, and we are the only company to have FDA authorization, clearance, or an exemption from premarket notification for all carrier status, genetic health risk, cancer predisposition, and pharmacogenetics reports offered to our customers. As of March 31, 2022, over 60 health reports were available to our customers in the U.S.
We acquired Lemonaid Health, Inc. (“Lemonaid” or “Lemonaid Health”) in November 2021 in an important step to achieve our goal of making personalized healthcare a reality. Lemonaid offers patients affordable and direct online access to medical care, from consultation through treatment, for a number of common conditions, using evidence-based guidelines and up-to-date clinical protocols to deliver quality patient care. When medications are prescribed by our medical professionals, patients can use our convenient online pharmacy for fast and free delivery.
CORPORATE CULTURE HIGHLIGHTS

Our Culture
Our Company is based on the foundation that all of us are linked by a shared thread, our DNA. We are all 99.5% genetically alike; our similarities are so much greater than any differences. It is a scientific fact.
We are on a journey to provide opportunity for all: our employees, our community, and our customers. Although that journey is far from over, we have been working tirelessly to make our product, our community, and our entire company more diverse, equitable, and inclusive.
You will be treated with the respect you deserve.
23andMe Holding Co.	1	2022 Proxy Statement

Our Values
Recent Recognitions
We are proud to be recognized for our strong corporate culture and our employees’ workplace experience:
BioSpace’s 2022 Small Employers Best Places to Work
Comparably’s 2022 Best Places to Work in the Bay Area
Comparably’s 2021 Best Company Work-Life Balance
Comparably’s 2021 Best CEOs for Women
23andMe Holding Co.	2	2022 Proxy Statement

CORPORATE GOVERNANCE HIGHLIGHTS

Corporate Governance Practices
We consistently seek to follow best practices in corporate governance. Some highlights of our corporate governance practices include:
Board and Committee Independence
67% of our Board is independent	All Board committee members are independent
Board Diversity
Our Corporate Governance Guidelines require that any director search include women and minorities among the pool of potential new director candidates	We publicly disclose diversity information on an individual director basis
Other Board and Committee Practices
Overboarding policy limiting other public company board and audit committee service	Robust annual Board, Board committee, and peer director evaluations
Regular executive sessions of non-employee directors	Active succession planning by Board
Continuing education opportunities and reimbursement for outside educational programs	Stringent Code of Business Conduct and Ethics that requires waivers to be approved by the independent directors and publicly disclosed
Stockholder Rights
No poison pill
Board Refreshment and Qualifications
The independent directors of our Board of Directors (the “Board”) are charged with the responsibility of evaluating each director’s qualifications, performance, and ability to contribute productively to help ensure the appropriate composition and tenure of the Board.
While Board refreshment is an important consideration in the Board’s assessment of its composition, we believe the best interests of the Company are served by being able to take advantage of all available talent, and that the Board should not make determinations with regard to its membership solely on the basis of age. Accordingly, there are no established limits for retirement from the Board. Similarly, the Board does not believe it is appropriate to institute fixed limits on the tenure of directors because the Company and the Board would thereby be deprived of experience and knowledge. Accordingly, there are no established term limits for service on the Board.
Instead, our independent directors are committed to ensuring that the composition of the Board reflects the evolving needs of the Company. We believe that our directors bring to our Board a wide variety of skills, qualifications, and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The table below is a summary of the range of skills and experiences that each director brings to the Board, and which we find to be relevant to our business. Because it is a summary, it does not include all of the skills, experiences, and qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director does not possess it. All our directors exhibit high integrity, an appreciation for diversity of background and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.
23andMe Holding Co.	3	2022 Proxy Statement

Attributes, Experience, and Skills	Roelof Botha	Patrick Chung	Sandra Hernández, M.D.	Evan Lovell	Neal Mohan	Valerie Montgomery Rice, M.D.	Richard Scheller, Ph.D.	Peter J. Taylor	Anne Wojcicki
Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Relevant Industry Experience			✓			✓	✓		✓
Financial Expertise	✓	✓		✓	✓			✓	✓
Marketing and Consumer Insight				✓	✓				✓
Technology and Digital Expertise	✓	✓			✓				✓
Strategic Growth and Business Development Expertise	✓	✓		✓	✓		✓	✓	✓
Human Capital/Talent Management Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓
Mergers & Acquisitions Experience	✓	✓		✓					✓
Investment and Capital Raising Experience	✓	✓		✓	✓		✓	✓	✓
Corporate Social Responsibility Experience			✓			✓		✓	✓
Other Public Company Board Experience	✓		✓	✓	✓	✓	✓	✓	✓
23andMe Holding Co.	4	2022 Proxy Statement

Board Snapshot
* With the exception of Drs. Montgomery Rice and Hernández, who were appointed to the Board on June 16, 2021 and November 8, 2021, respectively, all of the directors were elected to the Board in connection with the Business Combination. As such, data relating to tenure includes board service on 23andMe, Inc. prior to the Business Combination.
Director Overview
						Committee Service
Name		Primary Occupation	Age	Director Since	Independent	AC	CC	Other Public Company Directorships
	Roelof Botha	Managing Member of Sequoia Capital Operations, LLC	48	2021				6
	Patrick Chung	Managing General Partner of Xfund	48	2021				0
	Sandra Hernández, M.D.	President and Chief Executive Officer of the California Health Care Foundation	64	2021				1
	Evan Lovell	Chief Investment Officer of the Virgin Group	51	2021				3
	Neal Mohan	Chief Product Officer of YouTube, Inc.	48	2021				1
	Valerie Montgomery Rice, M.D.	President and Dean of Morehouse School of Medicine	61	2021				1
	Richard Scheller, Ph.D.	Former Chief Scientific Officer and Head of Therapeutics of 23andMe, Inc.	68	2021				3
	Peter J. Taylor	President of ECMC Foundation	64	2021				2
	Anne Wojcicki	Chief Executive Officer and President of 23andMe	48	2021				1
AC	Audit Committee	Committee Member
CC	Compensation Committee	Committee Chair
23andMe Holding Co.	5	2022 Proxy Statement

Stockholder Engagement
We seek input from our stockholders and are committed to engaging in active and ongoing dialogues with our stockholders. In Fiscal 2022, we engaged with approximately 60% of our top ten actively-managed stockholders. As a matter of policy and practice, we foster and encourage engagement with our stockholders.
CORPORATE SOCIAL RESPONSIBILITY AND DE&I

Community Impact and Collaborations
We strive to positively impact communities affected by where we work and the work we do. We developed comprehensive Engagement Guidelines and a rubric for evaluating community organizations as we look to support more partnerships and events in the future. As we are committed to embedding diversity, equity, and inclusion (“DE&I”) in everything we do, these guidelines help to ensure that DE&I is a guiding tenet of our community involvement.
Fiscal 2022 Highlights
Donated over 200 laptops to StreetCode Academy, a community-centered tech employment program that provides free classes to underserved communities of color

Matched employee donations to: Asian & Pacific Islander American Health Forum (APIAHF), Asian Pacific Policy and Planning Council, Asian Pacific Environmental Network (APEN), Asian Americans Advancing Justice (AAJC), Black Lives Matter, Equal Justice Initiative, and Black Girls Code

Environmental, Social, and Governance
Following the Business Combination, the Company has been working to create a meaningful Environmental, Social, and Governance (“ESG”) program. In Fiscal 2022, we took important steps to accomplish this.
Fiscal 2022 Highlights
Hired a third-party ESG consultant
Formed an ESG taskforce
Began working on our first ESG report
Diversity, Equity, and Inclusion
We are committed to making our product, our community, and our entire company more diverse, equitable, and inclusive. We have developed four key pillars to hold our leadership, employees, and collaborators accountable:
23andMe Holding Co.	6	2022 Proxy Statement

Fiscal 2022 Highlights
Hired a Director of Diversity, Equity, and Inclusion
Added three new Employee Resource Groups (“ERG”) to our existing seven groups to continue to provide a safe space for individuals to discuss issues that impact their shared community
Furthered our focus on supplier diversity by developing and implementing a supplier diversity survey to be utilized when sourcing new vendors for the organization
Participated in both DiversityInc and DisabilityIN surveys to gain external insight on the impact of our efforts
EXECUTIVE COMPENSATION HIGHLIGHTS

For a detailed discussion of our executive compensation program, please see the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 35.
Executive Compensation Practices
We intend to design our executive compensation program to (i) allow us to attract and retain highly qualified executive officers, and (ii) allow these executive officers the opportunity to own a portion of the Company. Consistent with this philosophy, we aim to attract and retain highly qualified, experienced executive officers who can make significant contributions to our long-term business success; reward executive officers for achieving business goals and delivering strong performance; and align executive incentives with stockholder value creation. The following compensation practices demonstrate how we believe our executive compensation program reflects best practices and reinforces our culture and values:
What We Do
Maintain an independent Compensation Committee
Retain an independent compensation consultant
Conduct an annual executive compensation review
Emphasize “at-risk” or variable compensation, including the implementation of a bonus program for NEOs in Fiscal 2023
Establish multi-year vesting requirements
Maintain double-trigger change-of-control arrangements
Benchmark NEO pay against a reasonable set of similar-industry peer companies
Conservative compensation risk profile
What We Don’t Do
Excise tax gross-up payments
Derivatives or hedging of equity securities
Pledging of equity securities
Multi-year employment agreements with NEOs
Stock option re-pricing without stockholder approval
Executive retirement plans
Excessive perquisites

Fiscal 2022 Compensation Program Elements
The following table summarizes the compensation elements provided to our named executive officers (“NEOs”) in Fiscal 2022:
Element	Form	Purpose
Base Salary	Fixed annual cash compensation	Provides a level of compensation sufficient to attract and retain NEOs and designed to reflect each NEO’s scope of responsibility and accountability
Long-Term Equity Awards	Time-based restricted stock units and stock options	Promotes retention of key NEOs and aligns NEOs’ interests with long-term stockholders’ interests
Other Benefits	401(k) plan, health and welfare benefits, and minimum perquisites	Market-competitive offerings to attract and retain high-caliber executive talent
23andMe Holding Co.	7	2022 Proxy Statement

Recent Evolution of Our Executive Compensation Program
Following the completion of the Business Combination, the Board and the Compensation Committee have continued to review and evaluate our executive compensation practices and policies. In connection with our goals to align executive realizable pay outcomes to our performance over both the short- and long-term, in June 2022, the Compensation Committee adopted the Annual Incentive Plan, pursuant to which, beginning with the current fiscal year, Fiscal 2023, that began on April 1, 2022, the NEOs will be eligible to receive annual incentive bonuses in the form of cash or restricted stock units (“RSUs”), based upon the Company’s achievement of certain pre-established financial, operational, and strategic performance metrics. The Compensation Committee believes that the Annual Incentive Plan will serve as an important element of the Company’s executive compensation program, as the opportunity to earn variable, at-risk compensation will motivate and reward NEOs for achieving annual financial results. Moreover, the adoption of the Annual Incentive Plan represents the Compensation Committee’s commitment to a pay-for-performance compensation model.
VOTING MATTERS AND RECOMMENDATIONS

Proposal		Our Board’s Voting Recommendation	Page
1	Elect the three Class I director nominees named in the Proxy Statement to serve until the 2025 Annual Meeting of Stockholders	FOR each director nominee	9
2	A non-binding, advisory vote on the frequency of advisory votes on the compensation of our named executive officers (“Say-on-Frequency”)	ONE YEAR	34
3	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023	FOR	65
ADDITIONAL INFORMATION

Refer to the “Additional Information About Our Annual Meeting and Voting” section of this Proxy Statement beginning on page 67 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications, and the deadlines to submit stockholder proposals and other pertinent information.
23andMe Holding Co.	8	2022 Proxy Statement

PROPOSAL 1
Election of Directors
Our Board of Directors (the “Board”) currently consists of nine members and is divided into three classes, designated as Class I, Class II, and Class III. We are committed to strong corporate governance, and our Board regularly reviews our governance structure, including our classified board structure. Our Certificate of Incorporation divides our Board into three classes, with each class elected to serve a three-year term. Our Certificate of Incorporation also provides that the number of directors constituting each class will, as nearly as practicable, be equal. As a result, at each annual meeting of stockholders, approximately one-third of our directors are elected to serve for a three-year term. Our Board has periodically considered the continued appropriateness of this classified board structure and believes that our classified board structure provides important benefits, including:
•
Promoting Stability and Enhancing Institutional Knowledge. Our classified board structure enhances stability and continuity of leadership because our Board will always include directors with prior experience with our operating and regulatory environment, business, strategic goals, competition, trends, and risks.

•
Supporting Achievement of Long-Term Strategy. We believe that our classified board structure will help our Board maintain a long-term perspective, leading to decisions that are both in the long-term interests of our Company and stockholders and responsive to short-term needs and objectives.

•
Maximizing Stockholder Value. We believe that a classified board enhances our ability to achieve value for our stockholders in the event of an unsolicited takeover. Without a classified board, a potential acquirer could gain control of our Board at a single annual meeting by replacing a majority of directors with its own nominees without paying a premium to our stockholders.

•
Enhancing Director Independence. We believe that a classified board with three-year terms enhances non-management directors’ independence from special interest groups or other parties whose goals may not be in the best interests of all of our stockholders.

Our Board has nominated Roelof Botha, Patrick Chung, and Sandra Hernández for election to the Board at the Annual Meeting. If elected, each director nominee will serve as a Class I director with a term to expire at the 2025 annual meeting of stockholders. Each of the director nominees currently serves as a director of the Company.
The persons named as proxies will vote for each of the director nominees unless you instruct to withhold your vote for one or more of the director nominees. The director nominees have each agreed to serve if elected, and the Board has no reason to believe that any of the director nominees will be unavailable to serve. In the event that a director nominee is unable or declines to serve on the Board at the time of the Annual Meeting, then the persons named as proxies intend to vote for a substitute director nominee proposed by the Board, unless the Board decides to reduce the number of directors.
Under our Amended and Restated Bylaws (the “Bylaws”), the election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Votes may not be cumulated.
YOUR VOTE IS IMPORTANT	The Board unanimously recommends that you vote FOR each of the director nominees identified below.
23andMe Holding Co.	9	2022 Proxy Statement

CLASS I DIRECTOR NOMINEES

Information regarding each director nominee is set forth below. In addition to the qualifications set forth below, we believe that each of the director nominees has a reputation for the highest character and integrity, works cohesively and constructively with the other members of our Board and with management of the Company, and demonstrates business acumen and an ability to exercise sound judgment.
Roelof Botha AGE | 48 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | AC
Mr. Botha joined the Board of Directors of 23andMe, Inc. in 2017 and was elected to our Board upon the consummation of the Business Combination. Since 2003, Mr. Botha has served in various positions at Sequoia Capital, a venture capital firm, including as a Managing Member of Sequoia Capital Operations, LLC since 2007. Prior to joining Sequoia Capital, from 2000 to 2003, Mr. Botha served in various positions at PayPal, Inc. (“PayPal”), including as PayPal’s Chief Financial Officer. Earlier, from 1996 to 1998, he worked as a management consultant for McKinsey & Company. He currently serves on the boards of directors of a number of privately held companies. Mr. Botha received his B.S. in Actuarial Science, Economics, and Statistics from the University of Cape Town and his M.B.A. from the Stanford Graduate School of Business.
Other Public Company Boards:
•
Eventbrite, Inc. (NYSE: EB)

•
MongoDB (Nasdaq: MDB)

•
Block, Inc. (NYSE: SQ)

•
•
Natera Inc. (Nasdaq: NTRA)

•
Unity Software (NYSE: U)

•
Bird Global, Inc. (NYSE: BRDS)

Previous Public Company Boards (Past Five Years):
Mr. Botha previously served on the board of directors of Xoom Corporation until its acquisition by PayPal.
Key Qualifications:
We believe that Mr. Botha is qualified to serve on the Board because of his extensive experience serving on the boards of directors of public companies, as well as his expertise with venture capitalism and technology companies.

23andMe Holding Co.	10	2022 Proxy Statement

Patrick Chung AGE | 48 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | AC; CC
Mr. Chung joined the Board of Directors of 23andMe, Inc. in 2009 and was elected to our Board upon the consummation of the Business Combination. Since 2015, Mr. Chung has served as Managing General Partner of Xfund (www.xfund.com). Prior to that, from 2007 to 2015, Mr. Chung was a partner at New Enterprise Associates (NEA, www.nea.com) and led the firm’s consumer and seed-stage investment practices. Mr. Chung was a member of the founding team of ZEFER Corp. (“ZEFER”), an internet services firm that was subsequently acquired by NEC Corp. Prior to ZEFER, Mr. Chung was with McKinsey & Company, where he specialized in hardware, software, and services companies. Mr. Chung received a joint J.D.-M.B.A. degree from Harvard Business School and Harvard Law School, where he served as Editor of the Harvard Law Review. He was a Commonwealth Scholar at Oxford University, where he earned a Master of Science degree. Mr. Chung earned his A.B. degree at Harvard College in Environmental Science.
Other Public Company Boards: None
Previous Public Company Boards (Past Five Years): None
Key Qualifications:
We believe that Mr. Chung is qualified to serve on the Board because of his extensive investment experience, track record, and corporate governance expertise.

Sandra Hernández AGE | 64 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | None
Dr. Hernández was appointed to the Board in November 2021. Since 2014, Dr. Hernández has served as the President and Chief Executive Officer of the California Health Care Foundation (“CHCF”). Prior to joining CHCF, she was Chief Executive Officer of The San Francisco Foundation, which she led for 16 years. She previously served as director of public health for the City and County of San Francisco from 1988 to 1997. She also co-chaired San Francisco’s Universal Healthcare Council, which designed Healthy San Francisco. In 2018, she was appointed to the Covered California board of directors, and in 2019, she was appointed to the Healthy California for All Commission. She also serves on the UC Regents Health Services Committee and the UC San Diego Chancellor’s Health Advisory Board. Dr. Hernández is a gubernatorial appointee to the board of Covered California, the California health insurance marketplace. Dr. Hernández practiced at San Francisco General Hospital in the HIV/AIDS Clinic from 1984 to 2016 and was an assistant clinical professor at the UCSF School of Medicine. She is a graduate of Yale University, the Tufts School of Medicine, and the certificate program for senior executives in state and local government at Harvard University’s John F. Kennedy School of Government.
Other Public Company Boards: First Republic Bank (NYSE: FRC)
Previous Public Company Boards (Past Five Years): None
Key Qualifications:
We believe that Dr. Hernández is qualified to serve on the Board because of her extensive experience in healthcare, organizational management, public health policy, and corporate governance expertise.

23andMe Holding Co.	11	2022 Proxy Statement

CLASS II CONTINUING DIRECTORS

Information regarding each Class II director is set forth below. Each Class II Director has a term that expires at the 2023 annual meeting of stockholders. In addition to the qualifications set forth below, we believe that each of the Class II directors has a reputation for the highest character and integrity, works cohesively and constructively with the other members of our Board and with management of the Company, and demonstrates business acumen and an ability to exercise sound judgment.
Neal Mohan AGE | 48 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | CC
Mr. Mohan joined the Board of Directors of 23andMe, Inc. in 2017 and was elected to our Board upon the consummation of the Business Combination. Mr. Mohan has served as the Chief Product Officer of YouTube, Inc. since 2015. Previously, Mr. Mohan served as Senior Vice President of Display and Video Ads at Google from 2008 to 2015. Before joining Google, from 2005 to 2008, Mr. Mohan served as Senior Vice President of Strategy and Product Development at DoubleClick, Inc. (“DoubleClick”). Mr. Mohan has held various technology and business leadership positions at NetGravity Inc. (from 1997 to 1999) and DoubleClick (from 1999 to 2003), and various strategy and consulting roles at Microsoft Corporation (2004) and Accenture plc (from 1996 to 1997). Mr. Mohan previously served as a member of the boards of directors of the Internet Advertising Bureau (from 2012 to 2016) and the Mobile Marketing Association (from 2012 to 2015). Mr. Mohan earned his M.B.A. from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar. He also holds a B.A. in Electrical Engineering from Stanford University.
Other Public Company Boards:
•
StitchFix, Inc. (Nasdaq: SFIX)

Previous Public Company Boards (Past Five Years): None
Key Qualifications:
We believe that Mr. Mohan is qualified to serve on the Board because of his extensive industry and product experience, and experience in serving on boards of directors.

Valerie Montgomery Rice AGE | 61 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | CC (Chair)
Dr. Montgomery Rice was appointed to the Board in June 2021. The sixth president of Morehouse School of Medicine (“MSM”) and the first woman to lead the freestanding medical institution, Dr. Montgomery Rice serves as both the President and Dean. A renowned infertility specialist and researcher, she most recently served as Dean and Executive Vice President of MSM, where she has served since 2011. Prior to joining MSM, Dr. Montgomery Rice held faculty positions and leadership roles at various health centers, including academic health centers. Notably, she was the founding director of the Center for Women’s Health Research at Meharry Medical College. Dr. Montgomery Rice holds memberships in various organizations and participates on a number of boards, such as the following: member, National Academy of Medicine, the Association of American Medical Colleges Council of Deans, and the Horatio Alger Association and board of directors for The Metro Atlanta Chamber, Kaiser Permanente School of Medicine, The Nemours Foundation, Westside Future Fund, Josiah Macy Jr. Foundation, Headspace, Wellpath, and CARE. Dr. Montgomery Rice holds a bachelor’s degree in chemistry from the Georgia Institute of Technology, a medical degree from Harvard Medical School, an honorary degree from the University of Massachusetts Medical School, and a Doctor of Humane Letters honorary degree from Rush University.
Other Public Company Boards:
•
UnitedHealth Group Inc. (NYSE: UHN)

Previous Public Company Boards (Past Five Years): None
Key Qualifications:
We believe that Dr. Montgomery Rice is qualified to serve on the Board as she provides a valuable combination of experience at the highest levels of patient care and medical research, as well as organizational management and public health policy.

23andMe Holding Co.	12	2022 Proxy Statement

Richard Scheller AGE | 68 NOT INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | None
Dr. Scheller joined the Board of Directors of 23andMe, Inc. in 2019 and was elected to our Board upon the consummation of the Business Combination. From 2015 until his retirement in 2019, Dr. Scheller served as the Chief Scientific Officer and Head of Therapeutics of 23andMe, Inc. Prior to joining 23andMe, Inc., for 14 years (from 2001 until 2015), Dr. Scheller was Executive Vice President and Head of Research and Early Development of Genentech, Inc. Prior to joining Genentech, Inc., from 1982 to 1994, Dr. Scheller was a professor of Biological Sciences at Stanford University and was a Howard Hughes Medical Institute investigator at the Stanford University School of Medicine from 1994 to 2001. Dr. Scheller has been an adjunct professor of Biochemistry and Biophysics at the University of California, San Francisco, since 2004. He is a member of the board of trustees at the California Institute of Technology. Dr. Scheller is a fellow of the American Academy of Arts & Sciences, a member of the National Academy of Sciences, and a member of the National Academy of Medicine. He holds a B.S. in Biochemistry from the University of Wisconsin-Madison and a Ph.D. in Chemistry from the California Institute of Technology. He was a postdoctoral fellow in the Division of Biology at the California Institute of Technology and a postdoctoral fellow in Molecular Neurobiology at Columbia University at the College of Physicians and Surgeons.
Other Public Company Boards:
•
Alector, Inc. (Nasdaq: ALEC)

•
BridgeBio Pharma, Inc. (Nasdaq: BBIO)

•
Dice Therapeutics, Inc. (Nasdaq: DICE)

Previous Public Company Boards (Past Five Years):
Dr. Scheller previously served on the board of directors of Xenon Pharmaceuticals Inc. from 2015 to 2020 and on the board of directors of ORIC Pharmaceuticals, Inc. from 2015 to 2021.
Key Qualifications:
We believe that Dr. Scheller is qualified to serve on the Board because of his extensive industry and scientific experience, including his institutional knowledge of 23andMe, Inc.

23andMe Holding Co.	13	2022 Proxy Statement

CLASS III CONTINUING DIRECTORS

Information regarding each Class III director is set forth below. Each Class III Director has a term that expires at the 2024 annual meeting of stockholders. In addition to the qualifications set forth below, we believe that each of the Class III directors has a reputation for the highest character and integrity, works cohesively and constructively with the other members of our Board and with management of the Company, and demonstrates business acumen and an ability to exercise sound judgment.
Evan Lovell AGE | 51 NOT INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | None
Mr. Lovell was elected to the Board in connection with the Business Combination. Mr. Lovell was previously a member of the VGAC board of directors and served as VGAC’s Chief Financial Officer from VGAC’s inception in February 2020 until the closing of the Business Combination. Since 2012, Mr. Lovell has served as the Chief Investment Officer of the Virgin Group, where he has been responsible for managing the Virgin Group’s portfolio and investments in North America. From 2008 to 2012, Mr. Lovell was the Founding Partner of Virgin Green Fund, a private equity fund investing in the renewable energy and resource efficiency sectors. From 1998 to 2008, Mr. Lovell served as an investment professional at TPG Capital, where he also served on the boards of directors of a number of TPG portfolio companies. Mr. Lovell currently serves on the boards of directors of several companies including Virgin Hotels (2012 to present), Virgin Voyages (2014 to present), BMR Energy LLC (2016 to present), and Virgin Orbit (2017 to present). Mr. Lovell holds a Bachelor’s Degree from the University of Vermont.
Pursuant to the terms of the Merger Agreement, VGAC was provided the right to designate one individual (the “VGAC Designee”) to serve on the Board following the Business Combination. VGAC selected Mr. Lovell as the VGAC Designee. Accordingly, in connection with the Business Combination, Mr. Lovell was elected to the Board.
Other Public Company Boards:
•
Virgin Galactic Holdings, Inc. (NYSE: SPCE)

•
Virgin Orbit Holdings, Inc. (Nasdaq: VORB)

•
Virgin Group Acquisition Corp. II (NYSE: VGII)

Previous Public Company Boards (Past Five Years):
Mr. Lovell previously served on the board of directors of Virgin America Inc. from 2013 until its acquisition by Alaska Air Group, Inc. in 2016.
Key Qualifications:
We believe that Mr. Lovell is qualified to serve on the Board because of his broad experience directing the Virgin Group’s investments and management expertise from serving on boards of both public and private companies.

23andMe Holding Co.	14	2022 Proxy Statement

Peter Taylor AGE | 64 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | AC (Chair)
Mr. Taylor was elected to the Board in connection with the Business Combination. Mr. Taylor has been the president of ECMC Foundation, a nonprofit corporation dedicated to educational attainment for low-income students, since May 2014. Before joining ECMC Foundation, from 2009 to 2014, Mr. Taylor served as executive vice president and chief financial officer for the University of California system. Most of Mr. Taylor’s professional career was in investment banking, with nearly 16 years in municipal finance banking for Lehman Brothers and Barclays Capital, where he was managing director for the Fixed Income Group. Mr. Taylor served on the Board of Trustees of the California State University system for six years, where he chaired the Educational Policy Committee and the Finance Committee. He also serves on the boards of Pacific Life, the Ralph M. Parsons Foundation, and the Kaiser Family Foundation, where he chairs the Investment Committee. Mr. Taylor received his undergraduate degree from UCLA, his Master’s Degree from Claremont Graduate University, and a certificate in public affairs from Coro Southern California.
Other Public Company Boards:
•
Edison International (NYSE: EIX)

•
Western Asset Premier Bond Fund (NYSE: WEA)

Previous Public Company Boards (Past Five Years): None
Key Qualifications:
We believe that Mr. Taylor is qualified to serve on the Board because of his finance and public policy experience, as well as his public company board experience.

Anne Wojcicki AGE | 48 NOT INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | None
Ms. Wojcicki joined the Board of Directors of 23andMe, Inc. in 2006 and was elected to our Board upon the consummation of the Business Combination. She is our Chief Executive Officer and President. Ms. Wojcicki co-founded 23andMe, Inc. in 2006 and has served as Chief Executive Officer since 2010. Prior to co-founding 23andMe, Inc., she worked as a healthcare analyst for several investment firms, including Passport Capital, LLC from 2004 to 2006, Andor Capital Management from 2001 to 2002, Ardsley Partners from 1999 to 2000, and Investor AB from 1996 to 1999. She is a co-founder and board member of the Breakthrough Prize in Life Sciences, the largest scientific award that is given to researchers who have made discoveries that extend human life. Ms. Wojcicki sits on the boards of directors of Zipline, Inc. and the Kaiser Permanente Bernard J. Tyson School of Medicine. Ms. Wojcicki also chairs the advisory board for the UCSF-Stanford Center of Excellence in Regulatory Science and Innovation. From 2008 to 2016, Ms. Wojcicki served on the Board of the Foundation for the National Institutes of Health. Ms. Wojcicki earned a B.S. in Biology from Yale University and also conducted molecular biology research at the National Institutes of Health and at the University of California, San Diego.
Other Public Company Boards:
•
Cazoo Group Ltd. (NYSE: CZOO)

Previous Public Company Boards (Past Five Years):
Ms. Wojcick previously served on the board of directors of the special purpose acquisition company, AJAX I, from 2020 until its business combination with Cazoo Group Ltd. in 2021.
Key Qualifications:
Ms. Wojcicki is considered a pioneer in the direct-to-consumer DNA testing space, and we believe that her extensive industry experience, as well as her institutional knowledge as the co-founder of 23andMe, Inc., qualify her to serve on the Board.

23andMe Holding Co.	15	2022 Proxy Statement

Corporate Governance
The following section discusses our corporate governance, including the role of our Board and Board committees. Our Corporate Governance Guidelines, which were adopted to promote the effective functioning of the Board and Board committees and to reflect our commitment to high standards of corporate governance, are periodically reviewed by the Board to verify that they reflect the Board’s evolving corporate governance practices, policies, and procedures. In addition, we have a Code of Business Conduct and Ethics, which applies to all of the Company’s directors, officers, advisors, consultants, contractors, and employees. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our corporate website at investors.23andme.com/corporate-governance/documents-charters. The Company will provide copies of its Corporate Governance Guidelines and Code of Business Conduct and Ethics to any stockholder, free of charge, upon written request to our Corporate Secretary at 349 Oyster Point Boulevard, South San Francisco, California 94080.
ROLE OF THE BOARD

The business and affairs of the Company are managed by, and under the direction of, our Board, which serves as the ultimate decision-making body of the Company, except for those matters reserved to our stockholders. Our Board is responsible for overseeing management, who is, in turn, responsible for the operations of the Company. Our Board’s primary areas of focus are strategy, risk management, corporate governance, corporate social responsibility, and compliance, as well as evaluating management and guiding changes as circumstances warrant. In many of these areas, significant responsibilities are delegated to Board committees, which are responsible for reporting to the Board on their activities and actions. Refer to the “Corporate Governance — Committees of the Board and Meeting Attendance” section of this Proxy Statement beginning on page 20 for additional information on the Board committees.
BOARD LEADERSHIP STRUCTURE

The current leadership structure of our Board consists of a combined Chair and Chief Executive Officer position that is held by Ms. Wojcicki. The Board has determined that combining the positions of Chair and Chief Executive Officer is most appropriate for the Company at this time, because Ms. Wojcicki in this combined position provides unified leadership and direction to the Company and valuable insight to the Board.
As the Chair, Ms. Wojcicki has the primary responsibility for presiding over meetings of the Board and meetings of stockholders. Additionally, the Chair is responsible for the agenda of all Board meetings and for previewing information sent to the Board as necessary and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items.
Non-employee directors meet regularly in executive session without management present. Additionally, at least once a year, the Company schedules an executive session with only independent directors. The chair of the Audit Committee is responsible for presiding over such executive sessions.
BOARD INDEPENDENCE

Our securities are listed on Nasdaq, and we use the standards of  “independence” prescribed by rules set forth by Nasdaq. Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out a director’s responsibilities. Our Board has determined that the following directors are independent under Nasdaq and SEC rules and regulations: Roelof Botha, Patrick Chung, Sandra Hernández, Neal Mohan, Valerie Montgomery Rice, and Peter Taylor. There are no family relationships among any of the current directors, director nominees, and executive officers of the Company.
23andMe Holding Co.	16	2022 Proxy Statement

Additionally, the Board has determined that each current member of the Audit Committee and Compensation Committee meets all applicable independence requirements under the Nasdaq rules and applicable SEC rules and regulations.
BOARD TENURE AND REFRESHMENT

It is the Board’s view that, while Board refreshment is an important consideration in the Board’s assessment of its composition, the best interests of the Company are served by it being able to take advantage of all available talent, and that the Board should not make determinations with regard to its membership solely on the basis of age. Accordingly, there are no established limits for retirement from the Board. Similarly, the Board does not believe it is appropriate to institute fixed limits on the tenure of directors because the Company and the Board would thereby be deprived of experience and knowledge. Accordingly, there are no established term limits for service on the Board.
At the same time, the Board recognizes that incumbent directors should not expect to be renominated automatically or continually. To this end, the Board is required to evaluate each incumbent director’s qualifications, performance, and ability to continue to contribute productively before nominating that director for an additional term. This evaluation includes a review of the results of the Board’s self-evaluation process and the Company’s needs at a particular point in time.
BOARD DIVERSITY

Our Board believes that, as a group, the directors should have diverse backgrounds and experiences. We believe that the members of the Board, as a group, have such diversity in terms of backgrounds and experiences, including varied race, ethnicity, nationality, gender, age, and other attributes. Our Corporate Governance Guidelines include a formal diversity policy that requires any search firm engaged to assist with director recruitment to include women and minority candidates in the pool from which the independent directors select director candidates.
The following diversity matrix sets forth information regarding the self-identification selections that our directors consented to be disclosed in the Proxy Statement:
Board Diversity Matrix (as of May 13, 2022)
Total number of Directors	9
	Female	Male	Non- Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	0	3	0	6
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	1	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	6
23andMe Holding Co.	17	2022 Proxy Statement

The Board also believes that its members should be diverse in their qualifications and should represent a range of skills, areas of expertise, and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the Company’s business, enterprise risks, and strategic priorities.
The Company has identified the following key experiences, qualifications, and skills from questionnaires completed by each of our directors. We believe that this reflects a balanced mix of experience, qualifications, and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board, and we believe that each of our directors has a broad array of knowledge, experience, and skills.

Other Public Company Board Experience 8
Corporate Social Responsibility Experience 4
Investment and Capital Raising Experience 7
Mergers & Acquisitions Experience 4
Corporate Governance Expertise 9
Risk Management Expertise 9
Human Capital/Talent Management Experience 9
Strategic Growth and Business Development Expertise 7
Technology and Digital Expertise 4
Marketing and Consumer Insight 3
Financial Expertise 6
Relevant Industry Experience 4
Leadership Experience 9

DIRECTOR NOMINATIONS

Identifying Director Candidates
Our independent directors are responsible for identifying and selecting qualified nominees for election or, in the case of a vacancy, appointment to the Board. Director candidates may come to the attention of the independent directors from a variety of sources, including current Board members, stockholders, and management. All candidates are reviewed in the same manner, regardless of the source of the recommendation.
The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. The Board believes that this ongoing pursuit of qualified candidates functions as an appropriate director succession plan. Pursuant to our Corporate Governance Guidelines, our independent directors have the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates. Any search firm that is engaged for a new director search must include women and minority candidates in its pool of candidates.
Director Time Commitment Considerations
In evaluating nominees to serve on our Board, the independent directors consider whether a director nominee has the ability to effectively fulfill his or her duties as a director of the Company, especially with regard to the director nominee’s expected time commitments with respect to his or her occupation and/or service as a director of other public companies.
Our Corporate Governance Guidelines set forth guidelines regarding the number of public company boards and audit committees on which members of our Board may serve. Unless the Board determines that the carrying out of a director’s responsibilities to the Company will not be adversely affected by the director’s other directorships:
23andMe Holding Co.	18	2022 Proxy Statement

•
Directors who also serve as executive officers of a public company may not serve on more than a total of two public company boards; and

•
Directors who are not executive officers of a public company may not serve on more than four public company boards in addition to the Company’s Board.

Additionally, if a member of the Company’s Audit Committee wishes to serve on the audit committees of more than a total of three public companies, the Board must approve such additional service, after determining whether such simultaneous service impairs the director’s ability to serve effectively on the Company’s Audit Committee, before the director accepts the additional position.
Our Board believes that each of our directors has demonstrated the ability to devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of our directors. However, we understand that certain of our stockholders and/or proxy advisory firms may deem Roelof Botha overboarded under their policies, as well as under our Corporate Governance Guidelines. After careful consideration, the Board believes that Mr. Botha has dedicated, and will continue to dedicate, sufficient time to carry out his duties as a member of the Board and the committees thereof. Additionally, the Board believes that his services with other public companies do not, and will not, negatively impact his service on our Board.
Stockholder Recommendations for Director Candidates
Stockholders may recommend director candidates for consideration by our independent directors by giving written notice of the recommendation to the Corporate Secretary of the Company at the Company’s principal executive offices at 349 Oyster Point Boulevard, South San Francisco, California 94080. In considering candidates recommended by stockholders, our independent directors will take into consideration the needs of the Board and the qualifications of each candidate. For additional information regarding stockholder nominations and recommendations, please see the “Stockholder Proposals and Nominations for the 2023 Annual Meeting” section of this Proxy Statement on page 66.
DIRECTOR QUALIFICATIONS AND CONSIDERATION OF DIRECTOR CANDIDATES

When considering candidates for the Board, our independent directors evaluate the entirety of each candidate’s credentials and do not have specific eligibility requirements or minimum qualifications that must be met by a candidate. Our independent directors do, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. As discussed above, all candidates are reviewed using the same criteria. Among the qualifications considered in the selection of candidates, the independent directors will consider the following attributes and criteria of candidates: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, and conflicts of interest. Additionally, the independent directors consider a candidate’s independence. Depending on the current needs of the Board, our independent directors may weigh certain factors more or less heavily.
The Company believes that the Board as a whole should have competency in the following areas:
• High character and integrity • Audit, accounting, and finance • Management experience	• Industry knowledge • Leadership experience • Strategy/vision
23andMe Holding Co.	19	2022 Proxy Statement

OTHER POLICES RELATED TO SERVICE AS A DIRECTOR

Directors Who Change Their Job Responsibility
When a director’s principal occupation or business association changes substantially from that which they held when originally invited to join the Board (including retirement), they will be required to tender a resignation as a director promptly to the Board. The Board will consider whether to accept or reject the tendered resignation, taking into consideration the effect of such change on the interests of the Company.
Directors Who Cease to be Independent
Each director is required to notify the Board of any change in circumstances that may put their independence at issue. If so notified, the Board will reevaluate, as promptly as practicable thereafter, such director’s independence. An independent director who ceases to qualify as such after election to the Board will be required to tender a resignation as a director promptly to the Board, which will consider whether to accept or reject the resignation, taking into consideration the effect of such change on the interests of the Company.
COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

A total of five meetings of the Board were held during Fiscal 2022. During Fiscal 2022, the non-employee directors met alone without management present one time. The foregoing meeting counts do not include meetings held by the boards of directors of VGAC or 23andMe, Inc. prior to the Business Combination.
Each director attended 75% or more of the aggregate of  (i) the total number of meetings of the Board held during the time in which such director was a member of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the period such director served as a member of such committee.
While we do not have a formal policy on director attendance at annual meetings, directors are expected to attend our annual meeting of stockholders. As this is our first annual meeting of stockholders, the Annual Meeting will be the first annual meeting of stockholders that our directors are eligible to attend.
Committees of the Board
The Board has two standing committees, each of which is described below. The responsibilities of each standing committee are set forth in a written charter. Each committee reviews its charter annually and makes recommendations for changes to the Board. The Board may form new committees, disband existing committees, and delegate additional responsibilities to a committee.
Each committee’s charter is available on our website at investors.23andme.com/corporate- governance/documents-charters.
23andMe Holding Co.	20	2022 Proxy Statement

The Board’s standing committees and their current members are as follows:
Director	Audit Committee	Compensation Committee
Roelof Botha
Patrick Chung
Sandra Hernández, M.D.
Evan Lovell
Neal Mohan
Valerie Montgomery Rice, M.D.
Richard Scheller, Ph.D.
Peter J. Taylor
Anne Wojcicki

Committee Chair

Member

Financial Expert

23andMe Holding Co.	21	2022 Proxy Statement

Audit Committee
MET 5 TIMES IN FISCAL 2022 (following the Business Combination) COMMITTEE MEMBERS • Peter Taylor (Chair) • Roelof Botha • Patrick Chung
Primary Responsibilities
The primary responsibilities of the Audit Committee are to oversee:
•
•
the accounting and financial reporting processes and audits of the financial statements of the Company

•
the integrity of the Company’s financial statements

•
the Company’s processes relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures

•
the qualifications, engagement, compensation, independence, and performance of the Company’s independent auditor, and the auditor’s conduct of the annual audit of the Company’s financial statements and any other services provided to the Company

•
the performance of the Company’s internal audit function, if any

In addition, the Audit Committee is responsible for:
•
reviewing and, if appropriate, approving or ratifying any related person transactions and other significant conflicts of interest, in each case in accordance with the Company’s Code of Business Conduct and Ethics and Related Person Transaction Approval Policy

•
establishing and reviewing “whistleblowing” procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters

•
producing the annual report of the Audit Committee required by the rules of the SEC

FINANCIAL EXPERTISE AND INDEPENDENCE
The Board has determined that each current member of the Audit Committee meets all applicable independence and financial literacy and expertise requirements under the Nasdaq rules and applicable SEC rules and regulations. Additionally, the Board has determined that Peter Taylor qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

23andMe Holding Co.	22	2022 Proxy Statement

Compensation Committee
MET 4 TIMES IN FISCAL 2022 (following the Business Combination) COMMITTEE MEMBERS • Valerie Montgomery Rice, M.D. (Chair) • Patrick Chung
Primary Responsibilities
•
Neal Mohan The primary responsibilities of the Compensation Committee are:

•
assisting the Board in overseeing the Company’s employee compensation policies and practices, including (i) determining and approving the compensation of the Company’s CEO and the Company’s other executive officers; and (ii) reviewing and approving incentive compensation and equity compensation policies and programs, and exercising discretion in the administration of such programs

•
producing the annual report of the Compensation Committee required by the rules of the SEC

•
overseeing the Company’s culture and human capital management, including diversity and inclusion

•
reviewing the form and amount of director compensation at least annually, and making recommendations thereon to the Board

•
in consultation with the CEO, annually reporting to the Board on succession planning

In addition, the Compensation Committee has the sole discretion to retain or obtain advice from, oversee and terminate any compensation consultant and is directly responsible for the appointment, compensation, and oversight of any work of such consultant.
DELEGATION
The Compensation Committee may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of one or more members of the Compensation Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and the Nasdaq rules. The Compensation Committee may also delegate to management the administration of the Company’s incentive compensation and equity-based compensation plans, to the extent permitted by law and as may be permitted by such plans and subject to such rules, policies, and guidelines (including limits on the aggregate awards that may be made pursuant to such delegation) as the Compensation Committee may approve; provided that, the Compensation Committee will determine and approve the awards made under such plan to any executive officer and any other member of senior management as the Compensation Committee shall designate and shall at least annually review the awards made to such other members of senior management as it shall designate.

INDEPENDENCE
The Board has determined that each member of the Compensation Committee meets all applicable independence requirements under the Nasdaq rules and applicable SEC rules and regulations. Each member of the Compensation Committee also has been determined to be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

BOARD EVALUATION PROCESS

On an annual basis, the members of the Board and each Board committee conduct a confidential self-assessment of their performance. The Board believes it is important to assess its overall performance, the performance of the Board committees, and the individual performance of each director. In order to serve the best interests of our stockholders and position the Company for future success, the Board reviews its overall composition, including director tenure, Board leadership structure, diversity, and individual skill sets as part of the evaluation process.
BOARD ROLE IN RISK OVERSIGHT

The Board has primary responsibility for risk oversight and, in this capacity, oversees the management of risks related to the operation of our Company. The Board executes its oversight duties in part by assigning responsibility to committees of the Board to oversee the management of risks that fall within their respective areas. In performing this function, each Board committee has full access to
23andMe Holding Co.	23	2022 Proxy Statement

management, as well as the ability to engage advisors. The chair of each committee reports on the applicable committee’s activities at each Board meeting and has the opportunity to discuss risk management with the full Board at that time.

The Board

- Assigning specific oversight duties to appropriate Board committees
- Engaging in periodic briefing and informational sessions by management addressing:
  - The types of risk the Company faces; and
  - Processes for risk identification, mitigation, and control

Audit Committee

- Reviews and discusses with management the Company's major financial risk exposures and the actions that management has taken to monitor and control such exposures
- Reviews the performance and independence of the Company's independent auditors and the performance of the Company's internal audit

Compensation Committee

- Reviews and oversees the risk assessment related to the Company's compensation programs and reports the results to the Board
- Reviews the Company's management of risk regarding attracting, developing, and retaining key talent

Cybersecurity Risk Oversight
Management of the Company manages cybersecurity as an enterprise risk and provides reports and updates to the Board. As part of the management of cybersecurity as an enterprise risk, we perform various internal and external information security risk assessments. These assessments include third-party penetration testing and secure code review, public bug bounty and vulnerability reporting programs, as well as independent audits of our information security management systems. Our employees are trained on cybersecurity matters on an ongoing basis. This training includes secure handling of customer and patient data, legally required privacy practices, and important emerging risks. We also conduct targets training throughout the year on topics such as physical security awareness, email phishing, etc.
ESG Risk Oversight
The Board has primary responsibility for ESG oversight and, in this capacity, oversees the management of risks related to ESG matters. Management is developing a robust ESG program and reports to the Board regarding such program and risks related to ESG. To that end, in Fiscal 2022, management formed a cross-functional ESG taskforce to lead the Company’s ESG efforts under the supervision of the Board.
23andMe Holding Co.	24	2022 Proxy Statement

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties are invited to communicate with the Board, its committees, the Chair, or with non-employee and independent directors as a group by writing to: 349 Oyster Point Boulevard, South San Francisco, California 94080.
All such correspondence should identify the author as a stockholder or other interested party and clearly state the intended recipient. Communications received may be reviewed by the Corporate Secretary for the sole purpose of determining whether it is appropriate. In general, the following types of communication are not related to the duties and responsibilities of the Board and are therefore not appropriate: spam and similar junk mail and mass mailings, unsolicited advertisements or invitations to conferences or promotional material, product complaints, resumes or other job inquiries, and surveys.
CORPORATE SOCIAL RESPONSIBILITY AND DE&I

We are committed to good corporate citizenship, which means putting our employees first, striving to create positive impacts within our organization, and aiming to better the communities in which we conduct business. We strive to promote inclusion and diversity, enhance our community involvement, and foster our social stewardship.
Community Impact and Collaborations
We strive to positively impact communities affected by where we work and the work we do. We give back to the communities in which we live and work by providing support to organizations in the form of donations, volunteerism, and in-kind support. We developed comprehensive Engagement Guidelines and a rubric for evaluating community organizations as we look to support more partnerships and events in the future. As we are committed to embedding DE&I in everything we do, these guidelines help to ensure that DE&I is a guiding tenet of our community involvement.
In Fiscal 2022, we partnered with and supported:

StreetCode Academy is a 501(c)(3) nonprofit that aims to bridge the digital divide, empowering communities of color to achieve their full potential by sharing the mindset, skills, and access they need to embrace tech and innovation.
In Fiscal 2022, we donated over 200 laptops to StreetCode Academy.

We also matched employee donations to: Asian & Pacific Islander American Health Forum (APIAHF), Asian Pacific Policy and Planning Council, Asian Pacific Environmental Network (APEN), Asian Americans Advancing Justice (AAJC), Black Lives Matter, Equal Justice Initiative, and Black Girls Code.

23andMe Holding Co.	25	2022 Proxy Statement

ESG
Following the Business Combination, the Company has been working to create a meaningful and robust ESG program. In Fiscal 2022, we took important steps to accomplish this, including hiring a third-party ESG consultant to assist us in developing the Company’s ESG strategy and program. As discussed above, we also formed an ESG taskforce.
We are committed to being a transparent, socially responsible, and sustainable company. To that end, in Fiscal 2022, we began working on our first ESG report.
Human Capital Management
We strive to create a diverse, equitable, and inclusive workplace where employees can bring their whole self to work and activate their full potential. We believe that when our employees feel empowered to be their authentic self, we create a highly energized work environment which leverages diverse perspectives to create innovative solutions. Diverse perspectives and an inclusive culture produce a highly energized work environment and solutions driven community. We are committed to living this ideal in our workplace.
Workforce
As of March 31, 2022, we employed approximately 768 employees worldwide, of which approximately 728 were full-time employees and approximately 94% were U.S.-based employees.
DE&I
We strive to provide opportunity for all: our employees, our community, and our customers. We believe in welcoming and embracing various cultures and backgrounds, as we recognize the value of employing a workforce of unique and varying viewpoints and experiences.
As of March 31, 2022, 51% of our U.S. workforce are women and approximately 51% self-identify as ethnically or racially diverse.

Company Overall

Statistical information last updated March 31, 2022. Race / ethnic categories based on the U.S. census.

WOMEN
MEN
NON-BINARY
RACE / ETHNITICY
20% Women
16% Men
0% Non-Binary
36%
ASIAN & PACIFIC ISLANDER
2% Women
1% Men
0% Non-Binary
3%
BLACK
4% Women
4% Men
0% Non-Binary
8%
LATINX
0% Women
<1 % Men
0% Non-Binary
<1%
AMERICAN INDIAN
19% Women
25% Men
<1% Non-Binary
44%
WHITE
2% Women
1% Men
0% Non-Binary
3%
TWO OR MORE RACES

Leadership

Statistical information last updated March 31, 2022. Race / ethnic categories based on the U.S. census.

WOMEN
MEN
NON-BINARY
RACE / ETHNITICY
8% Women
9% Men
0% Non-Binary
17%
ASIAN & PACIFIC ISLANDER
3% Women
3% Men
0% Non-Binary
6%
BLACK
1% Women
0% Men
0% Non-Binary
1%
LATINX
0% Women
0% Men
0% Non-Binary
0%
AMERICAN INDIAN
17% Women
48% Men
0% Non-Binary
65%
WHITE
4% Women
0% Men
0% Non-Binary
4%
TWO OR MORE RACES

23andMe Holding Co.	26	2022 Proxy Statement

Our DE&I strategy is focused on workplace, workforce, marketplace, and community, and is deeply ingrained in our organizational insights, employee data, and industry research and benchmarks. In Fiscal 2022, we achieved the following important milestones of our long-term DE&I strategy:
Hired a Director of Diversity, Equity, and Inclusion

Added three new Employee Resource Groups (“ERG”) to our existing seven groups to continue to provide a safe space for individuals to discuss issues that impact their shared community

Furthered our focus on supplier diversity by developing and implementing a supplier diversity survey to be utilized when sourcing new vendors for the organization

Utilized ERG members to make business decisions around product enhancements

Added two additional staff and resources to the DE&I Team

We aim to grow, learn, and shape our approach to DE&I for the betterment of our workforce and the communities we serve. To that end, we will continue to ensure we are creating an environment that welcomes uncomfortable conversations about issues that impact our workforce, customers, and the broader community.
Competitive Compensation and Benefits
We provide all benefit-eligible employees working at least 20 hours per week with a comprehensive benefit and compensation package, which includes:
Medical, dental, vision care, health savings account plus employer contribution, life insurance plus accidental death and dismemberment (“+ ADD”) coverage, voluntary life + ADD, short-term and long-term disability, a retirement plan with Company match, and a discount employee stock purchase program

Healthcare and dependent care flexible spending accounts, and commuter benefits plus a transit subsidy

Discounted gym membership, work-from-home internet stipend plus a one-time, work-from-home office-equipment reimbursement, and pet insurance

Employee assistance program, precision mental healthcare with free counseling sessions and unlimited digital mental health support, tuition reimbursement and student loan assistance, medical coverage for same and opposite gender domestic partners, company and floating holidays, paid volunteer time off and paid time off

Reimbursement of expenses for surrogacy, adoption, and infertility

Complimentary resource for personal legal questions and personal legal document generation and review, personal financial wellness platform, and access to fiduciary financial advisors

16 weeks of 100% paid parental leave following birth, adoption, or surrogacy for both parents

As a company, we offer postpartum and return-to-work assistance, which includes on-site lactation rooms and flexible work hours. For nursing moms who travel for work, we provide reimbursement for the shipment of breast milk back to their homes. We also offer back-up child and elder care. We offer one week of company paid family leave for employees who need to care for a family member who has a serious health condition and provide unlimited sick leave for COVID-related illness.
We firmly believe in investing in the health, well-being, and wellness of our employees. We provide complimentary health and fitness classes, including instructor-led yoga, pilates, cardio, strength, and meditation classes. We host individual and team wellness challenges that incorporate mental, emotional, physical, and nutritional elements of a healthy lifestyle. We provide an online navigation and advocacy service to find the right care and deal with medical bills questions.
23andMe Holding Co.	27	2022 Proxy Statement

Talent Development
Employee development is considered to be a strategic priority. We support employee growth and development by offering a variety of benefits. Our focus areas at this time are on leadership development, career development, DE&I and supporting hybrid teams/leadership. Our flagship leadership program is for leaders at all levels (program, project, people, and/or team leaders), which ensures employees will be able to lead from any seat. During Fiscal 2022, over 16% of all employees participated in this four-month, cohort-based leadership program. We plan to continue to offer this program and support more employees through their leadership journey.
Other talent development benefits we offer are tuition reimbursement, department learning budgets, and internal mentorship programs. We recently launched our Company-wide BestYou@23andMe Framework, a performance management framework designed to support and foster career advancement. BestYou@23andMe encompasses three areas:
•
The What — job responsibilities, OKRs, Goals, DE&I;

•
The How — Core Values, DE&I, Team Behaviors; and

•
Impact — for DE&I, on the Business, on the Company, for your citizenship.

Our objective is to have a clear approach to career development, programs/benefits that allow employees to lead healthier lives, and the ability to participate in a community celebrating individuality. Our talent development programs are designed to support a work environment where employees are empowered to promote their unique perspectives.
RELATED PERSON TRANSACTIONS

Related Person Transaction Approval Policy
The Board has adopted the 23andMe Holding Co. Related Person Transaction Approval Policy (the “RPT Policy”). The RPT Policy applies to any transaction (each, a “Related Person Transaction”) in which:
•
23andMe or a subsidiary, partnership, joint venture, or other business association that is effectively controlled by 23andMe, directly or indirectly, is, was, or will be a participant in the transaction;

•
the amount of the transaction exceeds $120,000; and

•
a Related Person (as defined below) has, had, or will have a direct or indirect material interest in the transaction.

Under the RPT Policy, a “Related Person” is (i) any director or executive officer of 23andMe, (ii) any nominee for director (when the information called for by the rules and regulations of the SEC is being presented in a proxy or information statement related to the election of that nominee for director), (iii) any stockholder of 23andMe known to 23andMe to be the beneficial owner of more than 5% of any class of 23andMe’s voting securities (a “5% or Greater Holder”), and (iv) any immediate family member of any such person.
The Audit Committee is responsible for reviewing Related Person Transactions and approving, ratifying, revising, or rejecting Related Person Transactions in accordance with the RPT Policy. Company management is responsible for determining whether a transaction is a Related Person Transaction, including whether the Related Person has a material interest, based on a review of all facts and circumstances, which includes, without limitation, information provided to management in the annual director and officer questionnaires. Upon determination by management that a transaction is a Related Person Transaction and therefore requires review by the Audit Committee, the material facts respecting the Related Person Transaction and the Related Person’s interest in such Related Person Transaction are reported to the Audit Committee. The Audit Committee is entitled to rely on such determinations by management.
23andMe Holding Co.	28	2022 Proxy Statement

Fiscal 2022 Related Person Transactions
The following sets forth a summary of the Related Person Transactions during Fiscal 2022, all of which were approved by the Audit Committee in accordance with the RPT Policy.
Transactions with Related Persons in Fiscal 2022
GSK Agreement

The Company considers Glaxo Group Limited to be a 5% or Greater Holder. In July 2018, we entered into a collaboration agreement with GlaxoSmithKline (“GSK”), an affiliate of Glaxo Group Limited, focused on the discovery, development, and commercialization of drugs that are identified utilizing our proprietary databases and data mining technologies (the “GSK Agreement”). The GSK Agreement provides for an initial four-year exclusive collaboration for drug target discovery, development, and commercialization (the “Discovery Term”). GSK agreed to pay us $25 million per year for the initial four years of the Discovery Term and exercised its right to extend the Discovery Term for a fifth year for a payment of an additional $50 million. During Fiscal 2022, GSK has paid the Company $46.1 million under the GSK Agreement and $105,000 for certain other research services.

Consulting Agreement with Richard Scheller

Richard Scheller serves as a director on our Board. Effective April 1, 2019, Dr. Scheller executed a consulting agreement with 23andMe, Inc. (the “Consulting Agreement”). The Consulting Agreement provided that Dr. Scheller would serve as a consultant for the one-year period of April 1, 2019 to March 31, 2020, at a rate of  $10,000 a month. The Consulting Agreement was amended on March 30, 2020 to extend the term of the Consulting Agreement through March 31, 2021 and to address minor ministerial updates. Effective March 24, 2021, a second amendment to the Consulting Agreement further extended the term of the Consulting Agreement through March 31, 2022. During Fiscal 2022, the Company paid Dr. Scheller $120,000 pursuant to the Consulting Agreement.

AWF PIPE Investment

In connection with the Business Combination, on February 3, 2021, VGAC entered into subscription agreements with certain investors (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and VGAC agreed to issue and sell to the PIPE Investors an aggregate of 25,000,000 shares of Class A common stock at a price of  $10.00 per share, for aggregate gross proceeds of  $250,000,000. One of the PIPE Investors, the Anne Wojcicki Foundation, is affiliated with Ms. Wojcicki and entered into a subscription agreement for 2,500,000 shares of Class A common stock for a total purchase price of  $25,000,000.

23andMe Holding Co.	29	2022 Proxy Statement

Executive Officers
Information about Our Executive Officers
Our executive officers are appointed annually by our Board and serve at the pleasure of the Board. The following individuals are our current executive officers:
Name	Age	Title
Anne Wojcicki	48	Chief Executive Officer
Steven Schoch	63	Chief Financial Officer
Kathy Hibbs	58	Chief Administrative Officer
Kenneth Hillan	61	Chief Therapeutics Officer
Paul Johnson	38	Chief Operating Officer, Consumer
Anne Wojcicki
Information regarding Ms. Wojcicki is provided above under “Proposal 1 — Election of Directors.”
Steve Schoch
Mr. Schoch is our Chief Financial and Accounting Officer. He served as 23andMe, Inc.’s Chief Financial Officer from 2018 to June 2021. Prior to joining 23andMe, Inc., Mr. Schoch served as the Chief Executive Officer of Miramax Film NY, LLC (“Miramax”) from 2012 to 2017, while concurrently serving as Miramax’s Chief Financial Officer, a position he held beginning in 2010. From 2001 to 2010, Mr. Schoch held various senior financial positions at Amgen, Inc., including Corporate Controller and divisional Financial Vice President. He served as the Executive Vice President and Chief Financial Officer of eToys, Inc. from 1999 to 2001. Prior to eToys, Inc., Mr. Schoch held a variety of financial positions in the media industry, including at The Walt Disney Company and the Times Mirror Company. Mr. Schoch holds a B.S. in Civil Engineering degree from Tufts University and a M.B.A. degree from the Tuck School of Business Administration, Dartmouth College.
Kathy Hibbs
Ms. Hibbs is our Chief Administrative Officer and Secretary. She previously served as our Chief Legal and Regulatory Officer and Secretary from June 2021 to February 2022 and as the Chief Legal and Regulatory Officer of 23andMe, Inc. from 2014 to June 2021. Previously, Ms. Hibbs served as Senior Vice President and General Counsel of Genomic Health, Inc., a genetic research and cancer diagnostics company, from 2009 to 2014. Prior to that, from 2000 to 2009, Ms. Hibbs served as Senior Vice President and General Counsel of Monogram Biosciences Inc., and from 1995 to 1999, she was the Director of Legal Affairs at Varian Associates, Inc. followed by its successor, Varian Medical Systems, Inc. Ms. Hibbs served on the board of directors of Decipher Biosciences, Inc. (Nasdaq: DECI) until its acquisition. She also serves as a member of the Fast Company Impact Council and as a member of the board of directors of Cadex Genomics, Corp., a private company focused on molecular diagnostics tests to guide cancer treatment, and the board of directors of Sophia Genetics, a private AI platform company whose products are used by more than 1,000 healthcare institutions. Ms. Hibbs received her B.A. in Political Science from the University of California, Riverside, and her J.D. from the University of California, Hastings College of the Law.
Kenneth Hillan
Dr. Hillan is our Chief Therapeutics Officer. Dr. Hillan previously served as our Head of Therapeutics from June 2021 to February 2022 and as the Head of Therapeutics of 23andMe, Inc. from 2019 to June 2021. Previously, he served as the Chief Executive Officer of Achaogen, Inc. (“Achaogen”) from 2011 to 2019. Prior to that, from 1994 to 2011, he held progressively senior roles at Genentech, Inc., most recently serving as Senior Vice President and Head of Clinical Development and Product Development Strategy Asia-Pacific from 2010 to 2011 and Vice President, Tissue Growth and Repair, Product Development from 2006 to 2010. Dr. Hillan currently serves on the boards of directors of Sangamo Therapeutics, Inc. (Nasdaq: SGMO) and Zymeworks Inc. (NYSE: XYME).
23andMe Holding Co.	30	2022 Proxy Statement

He previously served on the boards of directors of Achaogen and Relypsa, Inc. (until it was acquired by Galenica AG in 2016). He holds an M.B. Ch.B. (Bachelor of Medicine and Surgery) degree from the Faculty of Medicine at the University of Glasgow, United Kingdom. He is a Fellow of the Royal College of Surgeons (FRCS, Glasg), and a Fellow of the Royal College of Pathologists (FRCPath). He has authored dozens of scientific publications and is a named inventor on almost 50 issued patents.
Paul Johnson
Mr. Johnson is our Chief Operating Officer, Consumer. He previously served as our Vice President, General Manager, Consumer from November 2021 to April 2022. Prior to joining 23andMe as part of the Lemonaid Health acquisition, Mr. Johnson founded and had numerous roles at Lemonaid Health, including as Chief Executive Officer from February 2018 until November 2021, Co-CEO from June 2015 until February 2018, and Chief Operating Officer from November 2013 until June 2015. From 2011 to 2013, Mr. Johnson was Head of Online at LloydsPharmacy and from 2010 to 2011, he was Zooplus AG’s Director, United Kingdom. He has a B.S., with honors, in IT and Business Management from the University of Worcester in the United Kingdom.
23andMe Holding Co.	31	2022 Proxy Statement

Director Compensation
The Board believes that compensation paid to our non-employee directors should (i) be competitive with our industry peers of comparable size and (ii) enable us to attract and retain individuals of the highest quality to serve as our directors. To align director interests with the long-term interests of our stockholders, non-employee directors receive a combination of cash and equity-based compensation for their service. Officers of the Company who are also directors do not receive any additional compensation for services rendered as a director.
Non-Employee Director Compensation Program
Effective upon the closing of the Business Combination, the Board approved the non-employee director compensation program (as amended, the “Non-Employee Director Compensation Program”). Under the Non-Employee Director Compensation Program, each non-employee director is eligible to receive annual cash retainers for their service on the Board and the Board’s committees (collectively, “Annual Board and Committee Fees”) as follows:
Board Annual Cash Retainer
Non-employee director	$40,000
Board Committee Annual Cash Retainer	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$14,000	$7,000
In addition, we reimburse reasonable expenses incurred by our non-employee directors in connection with attendance at Board or committee meetings. There are no per meeting attendance fees for attending Board meetings. The Annual Board and Committee Fees were paid quarterly, in arrears, for calendar quarters ended on or before June 30, 2022. Thereafter, the Annual Board and Committee Fees will be paid in a single payment as soon as administratively practical following each annual meeting of stockholders and will compensate each non-employee director for service through the date of the next annual meeting of stockholders.
Non-employee directors may elect on an annual basis to receive their Annual Board and Committee Fees in the form of RSUs, in accordance with the terms of the 23andMe Holding Co. RSU Conversion and Deferral Program for Directors (the “Deferral Program”).
In addition to cash retainers, under the Non-Employee Director Compensation Program, each non-employee director is entitled to an annual equity award of RSUs with a fair market value of  $175,000 (the “Annual Award”). Additionally, an individual who first becomes a non-employee director is entitled to receive an initial equity award of RSUs with a fair market value of  $350,000 (the “Initial Award”) on or as soon as reasonably practicable following the commencement date of such director service on the Board.
Non-Employee Director Equity Compensation
Annual Award	$175,000
Initial Award	$350,000
Each Annual Award vests in full on the earlier of  (a) the first anniversary of the date of grant or (b) the date of the subsequent year’s annual meeting of stockholders. Each Initial Award vests in full on the first anniversary of the date of grant; provided that any Initial Awards granted on or before December 31, 2021, vested in full on June 16, 2022. The vesting of all equity awards is subject to the non-employee director’s continued service to the Company through the date of vesting and the terms of the related award agreement. Notwithstanding the foregoing, all Annual Awards, Initial Awards, and Converted RSUs (as defined below) outstanding immediately prior to the effectiveness of a Change of Control (as defined in the 23andMe Holding Co. 2021 Incentive Equity Plan) shall be deemed to be vested and exercisable upon the effectiveness of such Change of Control.
Non-employee directors may elect to defer their Initial Award and/or Annual Award, or any RSUs awarded as a result of the director’s election to receive his or her Annual Board and Committee Fees in the form of RSUs (such RSUs, the “Converted RSUs”), in accordance with the Deferral Program.
23andMe Holding Co.	32	2022 Proxy Statement

Director Compensation Table
The following table summarizes the compensation paid to, awarded to, or earned by each individual who served as a non-employee director of the Company at any time during Fiscal 2022 for service on the Board.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
Roelof Botha	37,500	152,157	189,657
Patrick Chung	42,750	152,157	194,907
Sandra Hernández, M.D.	26,667	415,747	442,414
Evan Lovell(2)	—	—	—
Neal Mohan	35,250	152,157	187,407
Valerie Montgomery Rice, M.D.	40,500	456,472	496,972
Richard Scheller, Ph.D.	30,000	152,157	182,157
Peter J. Taylor	45,000	456,472	501,472

(1)
Anne Wojcicki is not included in the table above since, as an officer of the Company, she receives no compensation for her services as a director of the Company. Ms. Wojcicki’s compensation is reflected in the “Summary Compensation Table” beginning on page 50 of this Proxy Statement.

(2)
Pursuant to policies of his employer, Mr. Lovell is unable to accept any compensation for his Board service.

(3)
Each of Messrs. Botha, Chung, Mohan, and Taylor and Drs. Montgomery Rice and Scheller were granted an Annual Award of RSUs covering 18,421 shares of Class A common stock on September 14, 2021. Dr. Hernández was granted an Annual Award of RSUs covering 18,115 shares of Class A common stock on December 3, 2021. Additionally, Mr. Taylor and Dr. Montgomery Rice were each granted an Initial Award of RSUs covering 36,842 shares of Class A common stock on September 14, 2021, and Dr. Hernández was granted an Initial Award of RSUs covering 36,231 shares of Class A common stock on December 3, 2021. The award grant date fair values shown in the table have been determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions described in Note 14 to 23andMe’s Consolidated Financial Statements, which is included in our Annual Report.

As of March 31, 2022, each non-employee director held:
Name	Number of Outstanding RSUs	Number of Outstanding Options
Roelof Botha	18,421	—
Patrick Chung	18,421	—
Sandra Hernández, M.D.	54,346	—
Evan Lovell	—	—
Neal Mohan	18,421	229,369
Valerie Montgomery Rice, M.D.	55,263	—
Richard Scheller, Ph.D.	18,421	458,738
Peter J. Taylor	55,263	—
23andMe Holding Co.	33	2022 Proxy Statement

PROPOSAL 2
Non-Binding, Advisory Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation (“Say-on-Frequency” Vote)
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that at least once every six years, companies ask their stockholders how often they would like to be presented with the “say-on-pay” advisory vote on named executive officer compensation: every year, every two years, or every three years. This non-binding, advisory vote is commonly referred to as a “say-on-frequency” vote.
The Board believes an annual frequency (i.e., one year) is the optimal frequency for the say-on-pay vote. A vote every year provides stockholders the opportunity to evaluate the Company’s compensation policies and procedures on a regular and more frequent basis. Specifically, because the Company makes its compensation decisions on an annual basis, we believe our stockholders should have an annual opportunity to provide advisory approval of these decisions. We also believe that an annual say-on-pay vote provides the highest level of accountability and direct communication with our stockholders.
Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal:
•
One year;

•
Two years;

•
Three years; or

•
Abstain.

For the reasons discussed above, the Board recommends a vote for a frequency of  “one year” as set forth in the following resolution:
RESOLVED, that the advisory vote relating to compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, shall be conducted every ONE YEAR.
The Board and the Compensation Committee value the opinions expressed by stockholders and expect to take into account the outcome of the vote when considering the frequency with which future votes will be held regarding the Company’s executive compensation; however, as the say-on-frequency vote is advisory, it will not be binding on the Board and/or the Compensation Committee and may not be construed as overruling any decision by the Board or Compensation Committee.
In accordance with Section 14A of the Exchange Act, the next say-on-frequency vote will be held before or at our 2028 annual meeting of stockholders. In accordance with Instruction 4 to § 240.14A-21, which provides that a company that loses its emerging growth company status within two years of its initial public offering may postpone its initial say-on-pay vote until the third year following its initial public offering, we are not asking our stockholders to vote on a non-binding, advisory basis on the compensation paid to our named executive officers at the Annual Meeting. Accordingly, our first say-on-pay vote will occur at our 2023 annual meeting of stockholders.
YOUR VOTE IS IMPORTANT	Our Board unanimously recommends that you vote for “ONE YEAR” relating to the frequency of advisory votes to approve executive compensation, as stated in the above resolution.
23andMe Holding Co.	34	2022 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides important information on our executive compensation program and on the amounts shown in the executive compensation tables that follow. In this Proxy Statement, the term “named executive officers” or “NEOs” means the individuals named in the executive compensation tables that follow and who are listed below.
NEO	Title
Anne Wojcicki	Chief Executive Officer
Steven Schoch	Chief Financial Officer
Kathy Hibbs(1)	Chief Administrative Officer
Kenneth Hillan(2)	Chief Therapeutics Officer
Paul Johnson(3)	Chief Operating Officer, Consumer

(1)
Ms. Hibbs served as our Chief Legal and Regulatory Officer from June 2021 to February 2022. In February 2022, Ms. Hibbs was promoted to Chief Administrative Officer.

(2)
Dr. Hillan served as our Head of Therapeutics from June 2021 to February 2022. In February 2022, Dr. Hillan was promoted to Chief Therapeutics Officer.

(3)
Mr. Johnson joined the Company in November 2021 in connection with the acquisition of Lemonaid Health. Mr. Johnson served as the Company’s VP, GM Consumer from November 2021 until he was promoted to Chief Operating Officer, Consumer in April 2022.

EXECUTIVE SUMMARY

Fiscal 2022 Business Highlights
Fiscal 2022 was a consequential year for 23andMe with several major milestones, including our entry into the public markets, raising $560 million, our acquisition of Lemonaid Health, and our first wholly-owned cancer drug entering a Phase 1 clinical trial. We believe these milestones, building on the foundation of genomic data and expertise, will enable us to use the power of genomic information to revolutionize the diagnosis, prevention, and treatment of human disease.
During Fiscal 2022, we continued to make progress in our mission to help people access, understand and benefit from the human genome. In Fiscal 2022, we increased the number of genotyped customers to 12.8 million. With our Personal Genome Service® (“PGS”), which now has over 80 health reports available to customers in the U.S., we have helped millions of people access and understand the human genome. More than 80% of our U.S. Health + Ancestry Service customers receive a genetically meaningful result. With the integration of Lemonaid Health’s telehealth and digital pharmacy services, the 23andMe Consumer business will be working to build genomic health services that focus on prevention and wellness to help people further benefit from the human genome.
Additionally, our Therapeutics group achieved a major milestone in Fiscal 2022: progressing 23andMe’s first wholly-owned cancer drug into a Phase 1 clinical trial. This is a tangible example of how we are using the world’s largest recontactable database of genetic and health survey information to speed the discovery and development of novel therapies. Our therapeutics pipeline now has more than 50 active programs with two in Phase 1 clinical trials. Studies have shown that therapeutic programs with a human genetic foundation are more than twice as likely to succeed. These unique insights help us understand human disease to deliver effective therapeutics. The power of genetics will also inform the recruitment of participants in clinical trials, increasing the odds of success to develop drugs tailored to patients’ needs. This is yet another way we are working to help people benefit from the human genome.
With the combination of our PGS, our new genomic health services, and our efforts to develop new therapeutics based on genetically validated targets, we believe we are poised to accomplish the full measure of our mission.
Recent Evolution of Our Compensation Program
Following the completion of the Business Combination, the Board and the Compensation Committee have continued to review and evaluate our executive compensation practices and policies. In connection with our goals to align executive realizable pay outcomes to our performance over both the short- and long-term, in June 2022, the Compensation Committee adopted the Annual Incentive Plan,
23andMe Holding Co.	35	2022 Proxy Statement

pursuant to which, beginning with the current fiscal year, Fiscal 2023, that began on April 1, 2022, the NEOs will be eligible to receive annual incentive bonuses in the form of cash or RSUs, based upon the Company’s achievement of certain pre-established financial, operational, and strategic performance metrics. The Compensation Committee believes that the Annual Incentive Plan will serve as an important element of the Company’s executive compensation program, as the opportunity to earn variable, at-risk compensation will motivate and reward NEOs for achieving annual financial results. Moreover, the adoption of the Annual Incentive Plan represents the Compensation Committee’s commitment to a pay-for-performance compensation model.
Fiscal 2022 Compensation Program Elements
The following table summarizes the compensation elements provided to our NEOs in Fiscal 2022:
Element(1)	Form	Purpose
Base Salary	Fixed annual cash compensation	Provides a level of compensation sufficient to attract and retain NEOs and designed to reflect each NEO’s scope of responsibility and accountability
Long-Term Equity Awards	Time-based restricted stock units and stock options	Promotes retention of key NEOs and aligns NEOs’ interests with long-term stockholders’ interests
Other Benefits	401(k) plan, health and welfare benefits, and minimum perquisites	Market-competitive offerings to attract and retain high-caliber executive talent

(1)
In connection with the acquisition of Lemonaid Health, the Company agreed to retain the 2021 LBP (as defined below) and pay out any annual cash incentive awards earned by the participants based on Lemonaid Health’s achievement of certain pre-determined performance goals during Calendar Year 2021 (as defined below). Accordingly, Mr. Johnson’s compensation also included an annual cash incentive award.

Pay-for-Performance Compensation Model
As discussed above, we are committed to aligning the outcomes of our executive compensation programs with the Company’s performance and creation of long-term stockholder value. For our NEOs, the majority of their total compensation opportunity is at-risk, or contingent upon the appreciation in the market price of our Class A common stock. This is especially true with respect to our CEO’s compensation. As discussed below, Ms. Wojcicki receives minimal cash compensation, with the overwhelming majority of her compensation being in the form of stock options, so that the value of her compensation is almost entirely based on Company performance.
As depicted below, in Fiscal 2022, aggregate compensation for Ms. Wojcicki was approximately 0.2% fixed cash compensation (base salary) and 99.8% variable compensation (based on the grant date fair value of Ms. Wojcicki’s long-term equity compensation). Other NEOs’ compensation consisted of, on average, approximately 13.7% fixed cash compensation (base salary) and approximately 85.9% variable compensation (based on the grant date fair value of their long-term equity compensation). The chart below reflects details of the equity compensation for Ms. Wojcicki and the other NEOs (on average) in Fiscal 2022.
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Say-on-Pay Results and Stockholder Feedback
As discussed in Proposal 2, in accordance with Instruction 4 to § 240.14A-21, which provides that a company that loses its emerging growth company status within two years of its initial public offering may postpone its initial say-on-pay vote until the third year following its initial public offering, we are not asking our stockholders to vote on a non-binding, advisory basis on the compensation paid to our named executive officers at the Annual Meeting. Accordingly, our first say-on-pay vote will occur at our 2023 annual meeting of stockholders. Thereafter, the Board and the Compensation Committee will review and consider the outcome of the “Say-on-Pay” vote in designing our executive compensation program and determining executive compensation.
Additionally, we are committed to engaging in active and ongoing dialogues with our stockholders and take stockholder feedback into consideration when reviewing and structuring our executive compensation programs. In Fiscal 2022, we engaged with approximately 60% of our top ten actively-managed stockholders.
EXECUTIVE COMPENSATION PHILOSOPHY, OBJECTIVES, AND HIGHLIGHTS

Key Objectives of the Compensation Program
We design our executive compensation program to (i) allow us to attract and retain highly qualified executive officers, and (ii) allow these executive officers the opportunity to own a portion of the Company. We believe that our ability to ensure that our executive officers are engaged and productive depends upon how we structure our compensation program. In addition, for us to be appropriately positioned to attract new talent, we must be prepared to be, and be perceived as, an employer that offers competitive compensation. We believe that providing our executive officers an opportunity to be partial owners in our business fosters their active engagement in our success, strengthens our retention objectives, and aligns their long-term interests with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•
attract and retain highly qualified, experienced executive officers who can make significant contributions to our long-term business success;

•
reward executive officers for achieving business goals and delivering strong performance; and

•
align executive incentives with stockholder value creation.

Executive Compensation Best Practices
We are committed to developing an executive compensation program that reflects best practices and reinforces the Company’s culture and values. The following compensation practices demonstrate how we believe our executive compensation program reflects best practices:
What We Do
Maintain an independent Compensation Committee
Retain an independent compensation consultant
Conduct an annual executive compensation review
Emphasize “at-risk” or variable compensation, including the implementation of a bonus program for NEOs in Fiscal 2023
Establish multi-year vesting requirements
Maintain double-trigger change-of-control arrangements
Benchmark NEO pay against a reasonable set of similar-industry peer companies
Maintain a conservative compensation risk profile
What We Don’t Do
Excise tax gross-up payments
Derivatives or hedging of equity securities
Pledging of equity securities
Multi-year employment agreements with NEOs
Stock option re-pricing without stockholder approval
Executive retirement plans
Excessive perquisites

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DETERMINATION OF EXECUTIVE COMPENSATION

Following the Business Combination, the Compensation Committee was charged with the responsibility of determining and administering the Company’s executive compensation program, as discussed below.
Role of the Compensation Committee
Our Board has delegated authority to the Compensation Committee to oversee and approve the overall compensation program for our executive officers. In making its decisions, the Compensation Committee takes into consideration a variety of factors, including the recommendations of management and the independent compensation consultant. The Compensation Committee has the authority to exercise discretion with respect to executive compensation awards and performance metrics and may authorize adjustments to targets and/or awards as it deems necessary or appropriate.
Role of Executive Officers
Our Chief Executive Officer, Ms. Wojcicki, provides input and makes recommendations to the Compensation Committee regarding our executive compensation program. She also reports to the Compensation Committee on individual NEO performance and provides recommendations regarding each NEO’s compensation (except with respect to her own compensation).
At the invitation of the Compensation Committee, Ms. Wojcicki may attend the Compensation Committee’s meetings; however, she does not attend any Compensation Committee meetings when her own compensation is being discussed or determined. The Company’s other executive officers and members of senior management also periodically attend meetings to present information, participate in discussions, and answer questions related to our executive compensation plans. No executive officer participates directly in the final deliberations and decisions regarding his or her own compensation. The Compensation Committee considers managements’ recommendations and exercises independent judgment in making any final decisions to approve NEO compensation.
Role of Compensation Consultant
As provided in its charter, the Compensation Committee has the sole authority to hire, terminate, and approve fees for compensation consultants, outside legal counsel, and other advisors as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee retained Compensia, Inc. (“Compensia”), a management consulting firm, as its independent compensation consultant for Fiscal 2022. Compensia provides research, market data, survey, proxy information, and design expertise in developing executive and director compensation programs. As requested by the Compensation Committee, Compensia provided the Compensation Committee with market data from proprietary surveys and databases and publicly available information to consider when making compensation decisions for the NEOs.
The primary Compensia executive compensation consultant attended several of the Compensation Committee meetings in Fiscal 2022 and advised the Compensation Committee on principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses for the NEOs and other executive officers. Compensia reports directly to the Compensation Committee, and the Compensation Committee reserves the right to replace the independent compensation consultant or hire additional consultants or advisers at any time. The Compensation Committee reviewed its relationship with Compensia and determined that there are no conflicts of interest pursuant to applicable SEC and Nasdaq requirements. Compensia did not provide any additional services unrelated to executive or director compensation consulting to the Company in Fiscal 2022.
Compensation Benchmarking and Setting Executive Compensation
Generally, the Compensation Committee targets NEO pay within the peer market range, subject to adjustment based on the Compensation Committee’s assessment of the Company’s and the NEO’s performance. The criteria used to select companies for the Fiscal 2022 proxy peer group (the “Peer Group”) included:
•
Public Ownership — Public companies only (job scope and pay models are typically different at private companies and private companies rarely disclose executive compensation)

23andMe Holding Co.	38	2022 Proxy Statement

•
Industry — Typically reflects potential labor market competition and jobs of similar scope; peers generally reflect healthcare technology, biotechnology, and broader technology companies identified by the Company as key industry competitors, with a focus on companies that are consumer-oriented and have technology-enabled products or services

•
Revenue — Revenue has the greatest influence on cash compensation levels; peers generally align between 0.5x to 2.5x our revenue at the time of our annual peer group update

•
Market Capitalization — Market capitalization has the greatest influence on equity compensation levels; peers generally align between 0.3x to 3.0x our market capitalization at the time of our annual peer group update

•
Secondary Factors — Screened for companies that are comparable in stage/time from initial public offering, based in California, and/or identified as key labor competitors (particularly at the executive level)

The Compensation Committee evaluated the actual pay of the NEOs with pay data drawn from proxy-disclosed pay information for the following publicly traded companies, which comprised the Peer Group:
Fiscal 2022 Proxy Peer Group
1Life Healthcare Inc.	Fulgent Genetics, Inc.	Natera, Inc.
Accolade, Inc.	Guardant Health, Inc.	NeoGenomics Inc.
Adaptive Biotechnologies Corp.	Health Catalyst, Inc.	PagerDuty, Inc.
American Well Corp.	Hims & Hers Health, Inc.	Schrodinger, Inc.
BridgeBio Pharma, Inc.	Invitae Corp.	Veracyte, Inc.
CareDx, Inc.	iRhythm Technologies, Inc.	Zuora Inc.
Denali Therapeutics Inc.	Myriad Genetics Inc.
Fastly, Inc.	NanoString Technologies Inc.
For Fiscal 2022, the compensation paid to the NEOs was reviewed relative to compensation paid by the Peer Group to named executive officers of similar title and responsibility. By reviewing this publicly available information, as summarized for the Compensation Committee by Compensia, the Compensation Committee was able to analyze the market competitive pay for each NEO position. The Compensation Committee reviews each NEO’s compensation relative to the other NEOs, taking into account each NEO’s scope of tenure, existing equity holdings, responsibility, performance, and impact on our business results.
Additionally, there are several qualitative factors that are considered when assessing the reasonableness and competitiveness of the NEO compensation beyond benchmarked industry data. Other factors that are considered include:
•
Each NEO’s skills, experience, and tenure;

•
The NEO’s role and level of responsibility and influence to further the Company’s success against objectives and strategy;

•
Internal pay equity considerations;

•
Existing equity holdings and the strength of forward-looking retention;

•
NEO and overall team performance assessed by the CEO (aside from her own, which is assessed by the Compensation Committee); and

•
The competitive market for each NEO’s executive position and role, the cost and disruption to the business if such NEO would need to be replaced, and the scope and skills required of the role.

BASE SALARY

Base salaries are intended to provide a fixed component of cash compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each NEO’s position and scope of responsibility and accountability.
The Compensation Committee annually reviews the base salaries of the NEOs. The base salaries of the NEOs are determined based upon the individual NEO’s current base salary, job responsibilities, tenure, internal pay equity considerations, role in executing business strategy, individual performance, the competitive market for the NEO’s role, and base salaries for comparable positions within the
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Peer Group. Based on the foregoing considerations, on February 9, 2022, the Compensation Committee approved certain merit-based increases to the base salaries of Messrs. Schoch and Johnson, Dr. Hillan, and Ms. Hibbs; such increases were effective March 1, 2022.
In light of her equity interests in the Company, Ms. Wojcicki historically has received base salary compensation significantly lower than that of the other NEOs. Base salaries in effect during Fiscal 2022 are shown in the table below:
NEO	Fiscal 2022 Base Salary (Effective through February 28, 2022) ($)	Fiscal 2022 Base Salary (Effective March 1, 2022)(3) ($)	Percent Increase (%)
Anne Wojcicki(1)	62,400	62,400	0
Steven Schoch	575,000	605,000	5.2
Kathy Hibbs	560,000	605,000	8
Kenneth Hillan	575,000	615,000	7
Paul Johnson(2)	525,000	550,000	4.8

(1)
Effective January 1, 2022, Ms. Wojcicki’s base salary was increased from $58,240 to $62,400 to comply with applicable California’s minimum salary laws.

(2)
Mr. Johnson joined 23andMe in connection with the acquisition of Lemonaid Health in November 2021; his actual base salary received in Fiscal 2022 is shown in the “Summary Compensation Table” on page 50 of this Proxy Statement.

(3)
On February 9, 2022, the Compensation Committee approved increases to the base salaries of Messrs. Schoch and Johnson, Dr. Hillan, and Ms. Hibbs; such increases were effective March 1, 2022.

LONG-TERM EQUITY

We provide annual long-term equity awards to the NEOs to promote retentions and to encourage the NEOs to create and sustain stockholder value. The realized value of our equity awards bears a direct relationship to our stock price and therefore helps us to incentivize our NEOs to create value for our stockholders by aligning the interests of our NEOs with those of our stockholders.
Annual Award Mix and Target Value
The Compensation Committee periodically evaluates its recommended NEO equity mix, considering factors such as need for durable retention and to minimize share usage. Except with respect to Ms. Wojcicki, the Compensation Committee approved annual long-term equity awards to our NEOs for Fiscal 2022 in the form of 50% time-based restricted stock units (“RSUs”) and 50% stock options.
Fiscal 2022 Long-Term Equity Mix
Time-Based RSUs	50%
Stock Options	50%
Ms. Wojcicki’s annual long-term equity award consisted of 100% stock options. The Compensation Committee determined that Ms. Wojcicki’s annual equity award should be in the form of stock options only because stock options align entirely with stockholder interests, in that Ms. Wojcicki will profit only if the stock price increases to a level that is above the market price on the grant date. Additionally, based on Ms. Wojcicki’s significant prior investments via stock purchases, the Compensation Committee believes periodic awards of stock options provide the Company with the opportunity to receive material funding from future option exercises.
The following sets forth the aggregate target value of the annual equity awards for each NEO.
NEO	RSU Award Target Value ($)	Stock Option Award Target Value ($)	Total Equity Award Target Value ($)
Anne Wojcicki(1)	—	—	—
Steven Schoch	1,550,000	1,550,000	3,100,000
Kathy Hibbs	1,500,000	1,500,000	3,000,000
Kenneth Hillan	1,500,000	1,500,000	3,000,000
Paul Johnson	1,500,000	1,500,000	3,000,000

(1)
Ms. Wojcicki’s annual equity award was not based on a target dollar value. See below for a description of how the Compensation Committee determined Ms. Wojcicki’s annual equity award.

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Ms. Wojcicki’s annual equity award was not based on a target dollar value. Instead, the Compensation Committee decided to grant to Ms. Wojcicki options to purchase 7.5 million shares of Class A common stock. In making this determination, the Compensation Committee considered a number of factors, including, among others: (i) Ms. Wojcicki’s total annual pay level relative to that of the CEOs of the Peer Group; (ii) the fact that she does not receive market-based annual cash compensation; and (iii) the importance of ensuring her retention and long-term commitment to increasing stockholder value. Additionally, the Compensation Committee noted that having the annual grant be in the form of 100% stock options was more rigorous than the Peer Group’s CEO annual equity mix, where 95% of the peer companies granted their CEOs time-based RSUs and only one peer company’s CEO grant was entirely comprised of stock options, and that the realizable pay for Ms. Wojcicki’s annual grant would be entirely tied to any growth in market value. Ultimately, this resulted in an annual equity grant that had a grant date fair value between the 75th and 90th percentile of the Peer Group, which the Compensation Committee felt was appropriate especially in light of the grant being entirely in the form of stock options.
Fiscal 2022 Restricted Stock Units
Except with respect to Mr. Johnson’s annual RSU award, time-based RSUs granted to the NEOs in Fiscal 2022 vest equally in 1/16 quarterly installments commencing on May 20, 2022. The vesting of the RSUs is subject to continued service for the Company, the terms and conditions of the applicable award agreement, and applicable tax withholding obligations. Each RSU represents the contingent right to receive one share of Class A common stock of the Company.
NEO	Number of RSUs Granted(1) (#)	Grant Date Fair Value(2) ($)
Anne Wojcicki	—	—
Steven Schoch	221,227	1,106,135
Kathy Hibbs	214,091	1,070,455
Kenneth Hillan	214,091	1,070,455
Paul Johnson	214,091(3)	1,070,455

(1)
The number of RSUs granted to each NEO was determined by dividing (i) the NEO’s RSU award target value (ii) by $7.01 (the average closing price of the Class A common stock for all trading days occurring during the 90-consecutive-calendar-day period preceding (but excluding) the grant date).

(2)
The RSUs were granted on February 9, 2022, and amounts shown represent a grant date fair value of  $5.00.

(3)
Mr. Johnson’s RSUs vest 50% on February 20, 2025 and 50% on February 20, 2026. Mr. Johnson’s RSUs are subject to a different vesting schedule in light of the New Hire Award (as defined below) and to further encourage his retention.

Fiscal 2022 Stock Options
With the exception of Ms. Wojcicki’s and Mr. Johnson’s annual stock option awards, the stock options granted to the NEOs in Fiscal 2022 vest equally in 48 monthly installments commencing on March 9, 2022. The vesting of the options is subject to continued service for the Company, the terms and conditions of the applicable award agreement, and applicable tax withholding obligations.
NEO	Number of Stock Options(1) (#)	Grant Date Fair Value(2) ($)
Anne Wojcicki	7,500,000(3)	19,887,000
Steven Schoch	487,127	1,600,845
Kathy Hibbs	471,413	1,549,205
Kenneth Hillan	471,413	1,549,205
Paul Johnson	471,413(4)	1,549,205

(1)
With respect to Messrs. Schoch and Johnson, Dr. Hillan, and Ms. Hibbs, the number of stock options granted to each NEO was determined by dividing (i) the NEO’s stock option award target value (ii) by $3.29 (the option value on the grant date based on the Black-Scholes-Merton option valuation methodology).

(2)
With respect to Messrs. Schoch and Johnson, Dr. Hillan, and Ms. Hibbs, the stock options were granted on February 9, 2022, and amounts shown represent a grant date fair value of  $3.29. With respect to Ms. Wojcicki, the stock options were granted on March 29, 2022, and the amount shown represents a grant date fair value of  $2.65.

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(3)
Ms. Wojcicki stock options vest equally in 1/48 monthly installments commencing on May 1, 2022.

(4)
Mr. Johnson’s stock options vest 50% on February 9, 2025, and 50% on February 9, 2026. Mr. Johnson’s stock options are subject to a different vesting schedule in light of the New Hire Award (as defined below) and to further encourage his retention.

New Hire Equity Award to Mr. Johnson
As discussed above, Mr. Johnson joined the Company in November 2021 in connection with the acquisition of Lemonaid Health. In connection with the commencement of his employment and to encourage his retention and long-term commitment to the Company, pursuant to his offer letter, Mr. Johnson was granted a new hire equity award with an aggregate target value of  $6,200,000 (the “New Hire Award”). The New Hire Award was in the form of 50% RSUs and 50% stock options and vests over a four-year period, with an initial 25% vesting on November 1, 2022, and the remainder vesting on a quarterly basis thereafter. The vesting of the New Hire Award is subject to continued service for the Company, the terms and conditions of the applicable award agreement, and applicable tax withholding obligations.
Form of New Hire Award	Number of RSUs / Stock Options (#)	Grant Date Fair Value ($)
RSUs	352,004(1)	4,125,487(3)
Stock Options	414,886(2)	3,103,389(3)

(1)
The number of RSUs granted was calculated based on the number of shares of Class A common stock determined by dividing (i) $3,100,000 (ii) by $8.81 (the average closing price of the Class A common stock for all trading days occurring during the 90-consecutive-calendar-day period preceding (but excluding) his start date).

(2)
The number of stock options was determined by dividing (i) $3,100,000 (ii) by $7.48 (the option value on the grant date based on the Black-Scholes-Merton option valuation methodology).

(3)
The RSUs were granted on November 1, 2021, and the amount shown represents a grant date fair value of  $11.72.

(4)
The stock options were granted on November 1, 2021, and the amount shown represents a grant date fair value of  $7.48.

Pre-Business Combination RSU Award to Ms. Wojcicki
Prior to the consummation of the Business Combination, on May 28, 2021, the board of directors of 23andMe, Inc. approved an award of 545,225 RSUs to Ms. Wojcicki. Upon the closing, such RSUs were assumed by the Company and, based on the share conversion ratio of 2.293698169, converted into 1,250,581 RSUs of the Company (the “Pre-Business Combination RSU Award”). The Pre-Business Combination RSU Award vests over a four-year period, with 18.75% of such RSUs having vested on December 20, 2021, and the balance of such RSUs vesting equally on a quarterly basis over the remaining term, having commenced on February 20, 2022, and thereafter on 20th day of the following third month.
LEMONAID 2021 BONUS PROGRAM

In connection with the acquisition of Lemonaid Health, the Company agreed to retain the Lemonaid 2021 Bonus Program (the “2021 LBP”) and pay out any annual cash incentive awards earned by the participants during the one-year performance period ended December 31, 2021 (“Calendar Year 2021”) based on Lemonaid Health’s achievement of certain pre-established performance goals. Additionally, the Johnson Offer Letter (as defined below) specified that Mr. Johnson would continue to be eligible to participate in the 2021 LBP for Calendar Year 2021. Accordingly, in February 2022, the Compensation Committee approved 2021 LBP payouts to participants, including with respect to Mr. Johnson. The following provides a description of the 2021 LBP.
2021 LBP Award Targets, Performance Goals, and 2021 LBP Payout
In January 2021, Lemonaid Health’s board of directors approved the applicable award targets and performance goals for the 2021 LBP. The annual cash incentive award targets were based on a target percentage of the participant’s base salary, with no threshold or maximum payouts; provided, however, that the plan administrator had discretion to pay out above target for performance in excess of the performance goals. With respect to Mr. Johnson, Lemonaid Health approved an award target equal to 40% of Mr. Johnson’s base salary, or $153,114.
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The predetermined performance goals approved by Lemonaid Health for the 2021 LBP consisted of eight categories of 13 individually weighted goals. Achievement of certain of these goals at less than target resulted in awards at a portion of the amount potentially available with respect to such goals. Lemonaid Health’s actual performance during Calendar Year 2021 against the 2021 LBP performance goals was as follows:
Category	Goal	Goal Description	Goal Weighting	Actual Performance	Weighted Achievement
Financial and Business Growth	Gross and Net Revenue	Achieve total gross and net revenue of $51.9 million and $41.7 million, respectively	15%	Achieved gross revenue of $48.6 million and net revenue of $38.2 million	12%
Cost Management	Costs	Maintain total costs for COGS and Other Opex in line or below $36 million (COGS of $16.5 million and Other Opex of $19.5 million)	15%	Maintained total costs of $40.6 million (COGS of $20.2 million and Other Opex of $20.4 million)	10%
Clinical Expansion	New Membership Service	Launch at least one additional membership service on Lemonaid Health website and app	10%	Launched Lemonaid Primary Care Complete	10%
	New Chronic Condition Service	Launch at least one new chronic condition service on Lemonaid Health website and app	10%	Launched Health and Wellness Coaching	10%
CAC and Customer Loyalty	CAC	Achieve a weighted-average CAC of $215 thousand and total marketing spend of $29.3 million	5%	Achieved CAC of $251 thousand and total marketing spend of $26.4 million	4%
	NPS	Maintain a median daily NPS rating of greater than 80	5%	Median daily NPS score of 76	4%
	Rebrand	Launch rebrand	5%	Launched rebrand in summer 2021	5%
	Reviews	Maintain an average review rating of greater than 4.7 stars across the Apple App store and Google Play store	5%	Average review rating of 4.73	5%
Maintain Clinical excellence	Following Clinical Protocol	Provide standardized care by managing patients according to clinical protocols >99% of the time and avoid any patient harm arising from deviation from protocol	5%	Provided standardized care by managing patients according to clinical protocols >99% of the time and avoided any patient harm arising from deviation from protocol	5%
	HIPAA Breaches	Have no HIPAA breaches that impact more than one patient at a time and no more than three HIPAA breaches in total	5%	Zero HIPAA breaches	5%
Financial Management	Fundraising	Raise additional financing (public or private) of at least $75 million in cash	10%	Acquired by 23andMe	10%
Team Retention and Growth	Recruitment to Fill Gaps	Identify competency gaps and recruit as required; hire (or out-source) to close competency gaps, including Chief of Compliance and HR Sr. Director or above; source and put in place an independent director and compliance committee	5%	Acquired by 23andMe and as part of acquisition planning; 23andMe team will fill gaps	5%
Technology Strategy and Development	Off-Shore Engineering Team	Launch a successful implementation of an offshore engineering team to supplement the in-house team and support growth	5%	Launched engineering team	5%
Total			100%		90.1%
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Based on the foregoing, in February 2022, the Compensation Committee approved a payout of 90.1% of the target awards. Accordingly, Mr. Johnson’s actual payout under the 2021 LBP was $137,956 (i.e., 90.1% of  $153,114).
BENEFITS

As employees of the Company, the NEOs are eligible to participate in all the broad-based Company-sponsored benefits programs on the same basis as other full-time employees. The Company’s health and welfare plans include medical, dental and vision benefits, commuter benefits, flexible spending accounts, paid family leave to supplement the Family and Medical Leave Act of 1993, back-up child and elder care, personal legal resources (for estate planning for instance), enhanced employee assistance program (EAP) with up to eight complimentary therapy visits, personal financial wellness platform and access to fiduciary advisors, parental leave, short-term and long-term disability insurance, and life insurance.
Additionally, we offer a tax-qualified retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), the Retirement and Savings Plan (the “401(k) plan”), which provides eligible employees, including the NEOs, with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Under the 401(k) plan, the Company can make discretionary matching contributions, and currently provides a dollar-for-dollar match up to a maximum of two percent (2%) of their base pay per pay period. New hires are automatically enrolled at a six percent (6%) contribution rate. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code.
Executive officers do not accrue vacation, as they are able to use unlimited vacation. We otherwise do not offer preferential benefits or perquisites to our executive officers that are not widely available to all full-time employees.
EMPLOYMENT AGREEMENTS WITH NEOS

Employment arrangements with the NEOs, other than Ms. Wojcicki, are set forth below. Each NEO also is party to a standard Employee Invention Assignment and Confidentiality Agreement, under which each named executive officer has agreed (i) not to solicit the Company’s employees during their employment and for a period of one year after the termination of such employment, (ii) to protect the Company’s confidential and proprietary information, and (iii) to assign to the Company any related intellectual property developed during the course of his or her employment.
Anne Wojcicki
There currently is no employment agreement between the Company and Ms. Wojcicki, nor did one exist during Fiscal 2022.
Steven Schoch
On March 27, 2018, 23andMe, Inc. entered into an offer letter with Mr. Schoch to serve as its Chief Financial Officer (the “Schoch Offer Letter”). The Schoch Offer Letter provides for an annual base salary of  $550,000, subject to adjustment from time to time. In connection with the commencement of his employment, Mr. Schoch also received an option to purchase 425,000 shares of common stock, which vested 25% after 12 months of service and on a pro rata basis (in remaining 1/48 installments) over the following 36 months of service, as further described in his individual award agreement. Mr. Schoch also is eligible to participate in the benefit plans that are generally available to all employees. In connection with Mr. Schoch’s relocation to the San Francisco Bay Area, the Schoch Offer Letter also provided a monthly allowance of  $6,000 during Mr. Schoch’s first five months of employment.
The Schoch Offer Letter provides for certain change in control and severance benefits. If Mr. Schoch experiences a Qualifying Termination (as defined below): (i) Mr. Schoch will receive six months of continued salary at the rate that was in effect at the time of the Qualifying Termination and (ii) 100% of Mr. Schoch’s then-unvested options will become fully vested and exercisable. If Mr. Schoch experiences an involuntary separation from service by the Company for any reason other than Cause, death, or Permanent Disability (each as defined below) prior to a Change in Control, then he will receive six months of continued salary at the rate that was in effect at the time of the termination. The receipt of any change in control or severance benefits is subject to Mr. Schoch’s execution and non-revocation of a general release of claims.
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Kathy Hibbs
On February 6, 2014, 23andMe, Inc. entered into an offer letter with Ms. Hibbs to serve as its Chief Legal and Regulatory Officer (the “Hibbs Offer Letter”). The Hibbs Offer Letter initially provided for an annual base salary of  $400,000, subject to adjustment from time to time. In connection with the commencement of her employment, Ms. Hibbs also received an option to purchase 525,000 shares of common stock, which vested 25% after 12 months of service and on a pro rata basis (in remaining 1/48 installments) over the following 36 months of service. Ms. Hibbs also is eligible to participate in the benefit plans that are generally available to all employees. The Hibbs Offer Letter also included an annual performance bonus of up to thirty percent (30%) of Ms. Hibbs’ base salary rate based upon the achievement of objective and subjective criteria established by Ms. Wojcicki and approved by the board of directors; we discontinued the bonus program in February 2018.
The Hibbs Offer Letter provides for certain change in control and severance benefits. If Ms. Hibbs experiences a Qualifying Termination: (i) Ms. Hibbs will receive six months of continued salary at the rate that was in effect at the time of the Qualifying Termination and (ii) 50% of Ms. Hibbs’s then-unvested options will become fully vested and exercisable. If Ms. Hibbs experiences an involuntary separation from service by the Company for any reason other than Cause, death, or Permanent Disability prior to a Change in Control, then she will receive four months of continued salary at the rate that was in effect at the time of the termination. The receipt of any change in control or severance benefits is subject to Ms. Hibbs’s execution and non-revocation of a general release of claims.
Kenneth Hillan
On February 1, 2019, 23andMe, Inc. entered into an offer letter with Dr. Hillan to serve as its Head of Therapeutics (the “Hillan Offer Letter”). The Hillan Offer Letter provides for an annual base salary of  $525,000, subject to adjustment from time to time. In connection with the commencement of his employment, Dr. Hillan received an option to purchase 480,000 shares of common stock, which vested 25% after 12 months of service and on a pro rata basis (in remaining 1/48 installments) over the following 36 months of service as further described in his individual award agreement. Dr. Hillan also is eligible to participate in the benefit plans that are generally available to all employees.
The Hillan Offer Letter provides for certain change in control severance benefits. If Dr. Hillan experiences a Qualifying Termination: (i) Dr. Hillan will receive six months of continued salary at the rate that was in effect at the time of the Qualifying Termination and (ii) 100% of Dr. Hillan’s then-unvested options will become fully vested and exercisable. If Dr. Hillan experiences an involuntary separation from service by the Company for any reason other than Cause, death, or Permanent Disability prior to a Change in Control, then he will receive six months of continued salary at the rate that was in effect at the time of the termination. The receipt of any change in control or severance benefits is subject to Dr. Hillan’s execution and non-revocation of a general release of claims.
Paul Johnson
In connection with the acquisition of Lemonaid Health, on October 21, 2021, we entered into an offer letter with Mr. Johnson to serve as our Vice President and General Manager — Consumer (the “Johnson Offer Letter”). The Johnson Offer Letter provides for an annual base sale of  $525,000. Additionally, pursuant to the Johnson Offer Letter, Mr. Johnson was eligible to participate in the 2021 LBP for Calendar Year 2021; thereafter, he is eligible to participate in any annual incentive plan established by the Company for senior management for each fiscal year. As discussed above, in connection with the commencement of his employment and pursuant to the Johnson Offer Letter, Mr. Johnson was granted the New Hire Award.
In addition to the Johnson Offer Letter, we also entered into a relinquishment agreement with Mr. Johnson on October 21, 2021 (the “Relinquishment Agreement”). Mr. Johnson’s execution of the Relinquishment Agreement was a condition of the Company’s acquisition of Lemonaid Health. Pursuant to the Relinquishment Agreement, 535,669 shares of Class A common stock (the “Relinquishment Shares”) and options to purchase 2,095,269 shares of Class A common stock (the “Relinquishment Options”) that Mr. Johnson was entitled to receive upon consummation of the Lemonaid merger, are subject to a four-year vesting period, with 1/16th of the Relinquishment Shares and 1/16th of the Relinquishment Options vesting every three months, beginning on February 1, 2022. If at any time before the Relinquishment Shares and the Relinquishment Options are fully vested, Mr. Johnson’s employment with the Company is terminated either by Mr. Johnson or by the Company for any reason other than as a result of Mr. Johnson’s death or disability, then he will immediately forfeit any then-unvested portion(s) of the Relinquishment Shares and the Relinquishment
23andMe Holding Co.	45	2022 Proxy Statement

Options. The Relinquishment Agreement further provides that during the four-year period that commenced on November 1, 2021 (the “Protection Period”), the Company will not (i) terminate Mr. Johnson’s employment without Cause (as defined therein), (ii) materially reduce Mr. Johnson’s base salary or the benefits to which similarly-situated executive employees of the Company or the Company’s subsidiaries are entitled, other than a broad-based reduction to the same extent that applies to such similarly-situated executive employees, or (iii) relocate Mr. Johnson’s principal place of employment to a location outside of a 50-mile radius of his current principal place of employment (each a “Relinquishment Triggering Event”). If any such Relinquishment Triggering Event occurs during the Protection Period or in the event of Mr. Johnson’s death or disability, then the unvested portion(s) of the Relinquishment Shares and the Relinquishment Options will immediately vest.
Certain Definitions
For purposes of the offer letters described above:
•
“Involuntary Termination” means an involuntary separation from service, as defined in Treasury Regulations § 1.409A-1(n): (i) by the Company for any reason other than (A) Cause, (B) death, or (C) Permanent Disability; or (ii) by the executive for Good Reason.

•
“Cause” means (i) any willful, material violation by the executive of any law or regulation applicable to the business of the Company, the executive’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the executive of a common law fraud, (ii) the executive’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the executive of any provision of any agreement or understanding between the Company and the executive regarding the terms of the executive’s service as an employee, officer, director, or consultant to the Company, including without limitation, the executive’s willful and continued failure or refusal to perform the material duties required of the executive as an employee, officer, director or consultant of the Company, other than as a result of having a disability, or a breach of any applicable invention assignment and confidentiality agreement or any agreement between the Company and the executive, (iv) the executive’s disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation, or employees of the Company, (v) the executive’s violation or failure to comply with any of the Company’s confidential information, privacy or similar policy or program, or (vi) any other misconduct by the executive which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

•
“Change in Control” means a (i) consolidation, reorganization, or merger of the Company with or into any other entity or entities in which the holders of the Company’s outstanding shares immediately before such consolidation, reorganization or merger do not, immediately after such consolidation, reorganization, or merger, retain stock or other ownership interests representing a majority of the voting power of the surviving entity or entities as a result of their stockholdings in the Company immediately before such consolidation, reorganization, or merger, or (ii) a sale or all or substantially all of the Company’s assets that is followed by a distribution of the proceeds to the Company’s stockholders.

•
“Good Reason” means, without the executive’s express written consent, the occurrence of any one or more of the following: (i) a change in the executive’s position with the Company that materially reduces the executive’s level of authorities, responsibilities or duties (provided that such reduction would not include remaining in the same relative position of responsibility within the Company following a Change in Control even if the Company were a subsidiary of another entity); (ii) a reduction in the executive’s base salary by more than ten percent (10%) unless (A) the executive consents thereto in the executive’s discretion, or (B) the annual salaries of all Company employees are similarly reduced; or (iii) receipt of notice that the executive’s principal workplace will be relocated to increase the executive’s commute by more than fifty (50) miles.

•
“Permanent Disability” means that the executive is unable to perform the essential functions of the executive’s position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.

•
“Qualifying Termination” means that the executive has experienced an Involuntary Termination that occurs with, or within 24 months following a Change in Control.

23andMe Holding Co.	46	2022 Proxy Statement

CLAWBACK

Pursuant to the 23andMe Holding Co. 2021 Incentive Equity Plan (the “2021 Plan”), subject to the requirements of applicable law, the Compensation Committee may provide in any grant instrument that, if a participant breaches any restrictive covenant agreement between the participant and the Company or otherwise engages in activities that constitute Cause (as defined in the 2021 Plan) either while employed by, or providing service to, the Company or within a specified period of time thereafter, all grants held by the participant shall terminate, and the Company may rescind any exercise of an option or stock appreciation right (“SAR”) and the vesting of any other grant and delivery of shares upon such exercise or vesting (including pursuant to dividends and dividend equivalents), as applicable on such terms as the Compensation Committee shall determine, including the right to require that in the event of any such rescission, (i) the participant shall return to the Company the shares received upon the exercise of any option or SAR and/or the vesting and payment of any other grant (including pursuant to dividends and dividend equivalents) or, (ii) if the participant no longer owns the shares, the participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the participant transfers the shares by gift or otherwise without consideration, the fair market value of the shares on the date of the breach of the restrictive covenant agreement (including a participant’s grant instrument containing restrictive covenants) or activity constituting Cause), net of the price originally paid by the participant for the shares. Payment by the participant shall be made in such manner and on such terms and conditions as may be required by the Compensation Committee. The Company shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the participant by the Company. In addition, all grants under the 2021 Plan shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time.
TAX DEDUCTIBILITY OF COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162(M)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies (such as the Company) for compensation paid to certain “covered employees” in excess of  $1,000,000 per covered employee in any year.
Neither the Compensation Committee nor the full Board has adopted a formal policy regarding tax deductibility of compensation paid to the Company’s executive officers. While the Compensation Committee carefully considers the net cost and value to the Company of maintaining the deductibility of all compensation, it also desires the flexibility to reward the Company’s executive officers in a manner that enhances the Company’s ability to attract and retain individuals as well as to create longer-term value for our stockholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding the Company’s executive compensation program. The Compensation Committee may authorize compensation that might not be deductible, if the Compensation Committee determines that such compensation decision is in the best interest of the Company.
23andMe Holding Co.	47	2022 Proxy Statement

Compensation Committee Report
The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of 23andMe Holding Co. (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) included in the Proxy Statement for the 2022 Annual Meeting of Stockholders (the “Proxy Statement”) with members of management, and based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Proxy Statement.
This report has been furnished by the Compensation Committee of the Board of Directors.
Valerie Montgomery Rice, M.D., Chair
Patrick Chung
Neal Mohan
The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference therein.
23andMe Holding Co.	48	2022 Proxy Statement

Compensation Risk Management and Other Policies
COMPENSATION RISK ASSESSMENT

Our Compensation Committee is responsible for the oversight of our compensation risk profile. The Compensation Committee reviews our compensation approach outlined above to ensure the policies, plan documents, and practices do not encourage excessive risk-taking.
The assessment reviews our best practices and ensures:
•
Pay levels are competitive with the relevant market for talent and aligned with the Company’s performance relative to peers.

•
The executive compensation program has the appropriate balance of fixed versus variable pay and short-term versus long-term focus.

•
Our compensation programs include features that discourage excessive risk-taking.

•
The Compensation Committee approves all matters related to executive compensation, is supported by an independent advisor, and has the authority to make modifications or adjustments.

Based on the assessment, the Compensation Committee believes that the Company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the Company. Accordingly, there were no material adjustments made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s executive officers.
POLICIES PROHIBITING HEDGING, PLEDGING, AND SPECULATIVE OR SHORT-TERM TRADING

The 23andMe Holding Co. Amended and Restated Insider Trading Policy (the “Insider Trading Policy”) prohibits employees (including executive officers), directors, advisors, and consultants of the Company (collectively, “Team Members”) from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge, offset, or are designed to hedge or offset, any decrease in the market value or the full ownership risks and rewards of a Team Member’s holdings in Company securities. The Insider Trading Policy also prohibits executive officers and directors from directly or indirectly pledging, hypothecating, or otherwise encumbering shares of the Company’s stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account or any other account that could cause the Company’s stock to be subject to a margin call or otherwise be available as collateral for a margin loan. Additionally, this prohibition applies to the Company’s stock that (i) an executive officer or director owns directly or indirectly or (ii) is granted by the Company as part of an executive officer’s or director’s compensation.
The Insider Trading Policy also prohibits Team Members from engaging in short sales (a sale of securities that are not currently owned by the seller), transactions in put or call options, margin trading, or other inherently speculative transactions with respect to Company securities at any time.
23andMe Holding Co.	49	2022 Proxy Statement

Executive Compensation Tables
SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid to, awarded to, or earned by our NEOs for Fiscal 2022, and, to the extent applicable, Fiscal 2021 and Fiscal 2020.
Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Anne Wojcicki Chief Executive Officer	2022	59,280	12,600,150(3)	19,887,000	—	—	32,546,430
	2021	55,120	—	20,220,547	—	—	20,275,667
	2020	50,960	—	—	—	—	50,960
Steve Schoch Chief Financial Officer	2022	577,500	1,106,135	1,600,845	—	4,650	3,289,130
	2021	580,529	—	3,673,249	—	2,300	4,256,078
	2020	550,405	—	—	—	1,925	552,330
Kathy Hibbs Chief Administrative Officer	2022	563,750	1,070,455	1,549,205	—	3,450	3,186,860
	2021	556,233	—	2,671,454	—	2,300	3,229,987
	2020	550,905	—	—	—	1,925	552,830
Kenneth Hillan Chief Therapeutics Officer	2022	578,333	1,070,455	1,549,205	—	3,865	3,201,858
	2021	554,960	—	2,671,454	—	2,658	3,229,072
Paul Johnson Chief Operating Officer, Consumer	2022	142,632	5,195,942	4,652,593	137,956(4)	2,760	10,131,883

(1)
The amounts shown in this column represent the grant date fair value of the RSUs granted to each NEO, computed in accordance with FASB ASC Topic 718 using the assumptions described in “Note 14. Equity Incentive Plans and Stock-Based Compensation” of the Notes to the Consolidated Financial Statements included within “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2022. The actual number of RSUs granted in Fiscal 2022 to each NEO is shown in the “Grants of Plan-Based Awards” table on page 51 of this Proxy Statement.

The grant date fair value of RSUs is determined using the fair value of our Class A common stock on the date of grant. Pursuant to the applicable SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported in this column reflect the accounting cost for these awards and do not necessarily correspond to the actual economic value that may be received by the NEOs.
(2)
The amounts shown in this column represent the grant date fair value of the stock options granted to each NEO, computed in accordance with FASB ASC Topic 718 using the assumptions described in “Note 14. Equity Incentive Plans and Stock-Based Compensation” of the Notes to the Consolidated Financial Statements included within “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2022. The actual number of stock options granted in Fiscal 2022 to each NEO is shown in the “Grants of Plan-Based Awards” table on page 51 of this Proxy Statement.

(3)
Represents Ms. Wojcicki’s Pre-Business Combination RSU Award.

(4)
Represents Mr. Johnson’s 2021 LBP payout for Calendar Year 2021.

23andMe Holding Co.	50	2022 Proxy Statement

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards and Options Awards ($)(2)
Anne Wojcicki	5/28/2021		1,250,581			12,600,150
	3/29/2022			7,500,000	3.95	19,887,000
Steve Schoch	2/9/2022		221,227			1,106,135
	2/9/2022			487,127	5.00	1,600,845
Kathy Hibbs	2/9/2022		214,091			1,070,455
	2/9/2022			471,413	5.00	1,549,205
Kenneth Hillan	2/9/2022		214,091			1,070,455
	2/9/2022			471,413	5.00	1,549,205
Paul Johnson		153,114(3)
	11/1/2021		352,004			4,125,487
	11/1/2021			414,886	11.72	3,103,389
	2/9/2022		214,091			1,070,455
	2/9/2022			471,413	5.00	1,549,205

(1)
Granted pursuant to the 2021 Plan, except with respect to (i) the non-equity incentive plan award for Mr. Johnson, which was granted pursuant to the 2021 LBP, and (ii) Ms. Wojcicki’s Pre-Business Combination RSU Award, which was granted by the board of directors of 23andMe, Inc. pursuant to 23andMe, Inc.’s Equity Incentive Plan.

(2)
The amounts shown in this column represent the grant date fair value of the equity awards granted to each NEO, computed in accordance with FASB ASC Topic 718 using the assumptions described in “Note 14. Equity Incentive Plans and Stock-Based Compensation” of the Notes to the Consolidated Financial Statements included within “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

(3)
Represents Mr. Johnson’s 2021 LBP award target of 40% of base salary. The 2021 LBP did not have threshold or maximum payouts.

23andMe Holding Co.	51	2022 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Shares Underlying Unexercised Options Exercisable (#)	Number of Shares Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Anne Wojcicki	3/29/2022(2)	—	7,500,000	3.95	3/29/2032
						5/28/2021(3)	937,935	3,592,291
Steve Schoch	4/24/2018(4)	954,511	20,310	4.17	4/23/2028
	8/26/2020(5)	473,085	788,448	5.04	8/25/2030
	2/9/2022(6)	10,148	476,979	5.00	2/9/2032
						2/9/2022(7)	221,227	847,299
Kathy Hibbs	5/5/2014(8)	900,685	—	0.42	5/4/2024
	5/10/2017(9)	561,476	11,947	2.96	5/9/2027
	8/26/2020(5)	344,064	573,414	5.04	8/25/2030
	2/9/2022(6)	9,821	461,592	5.00	2/9/2032
						2/9/2022(7)	214,091	819,969
Kenneth Hillan	2/19/2019(10)	848,671	252,303	5.01	2/18/2029
	8/26/2020(5)	344,064	573,414	5.04	8/25/2030
	2/9/2022(6)	9,821	461,592	5.00	2/9/2032
						2/9/2022(7)	214,091	819,969
Paul Johnson	11/1/2021(11)	41,033	615,507	0.30	5/8/2026
	11/1/2021(12)	10,106	151,593	0.34	9/2/2027
	11/1/2021(13)	18,340	275,108	0.35	4/2/2029
	11/1/2021(14)	61,473	922,109	0.96	9/22/2030
	11/1/2021(15)	—	414,886	11.72	10/31/2031
	2/9/2022(16)	—	471,413	5.00	2/9/2032
						11/1/2021(17)	502,190	1,923,388
						11/1/2021(18)	352,004	1,348,175
						2/9/2022(19)	214,091	819,969

(1)
Market value represents the product of the closing price of a share of the Company’s Class A common stock on March 31, 2022, which was $3.83, multiplied by the number of RSUs.

(2)
The shares underlying this stock option vest equally in 48 monthly installments commencing on May 1, 2022.

(3)
The RSUs vest equally on a quarterly basis, commencing on February 20, 2022, and thereafter on 20th day of the following third month.

(4)
The shares underlying this stock option vested 25% on April 9, 2019, then ratably (in remaining 1/48 installments) thereafter.

(5)
The shares underlying this stock option vest in 48 equal monthly installments commencing October 1, 2020.

(6)
The shares underlying this stock option vest in 48 equal monthly installments commencing March 9, 2022.

(7)
The RSUs vest equally in 16 quarterly installments commencing on May 20, 2022.

(8)
The shares underlying this stock option vested 25% on April 1, 2015, then ratably (in remaining 1/48 installments) thereafter.

(9)
The shares underlying this stock option vest in 48 equal monthly installments commencing on April 1, 2018.

(10)
The shares underlying this stock option vested 25% on February 19, 2020, then ratably (in remaining 1/48 installments) thereafter.

(11)
Received in connection with the acquisition of Lemonaid Health (such acquisition, the “Merger”), in exchange for an option to purchase 363,214 shares of common stock of Lemonaid Health. The shares underlying this stock option vest over a four-year period, with 1/16 vesting every three months, beginning on February 1, 2022.

(12)
Received in the Merger in exchange for an option to purchase 89,456 shares of common stock of Lemonaid Health. The shares underlying this stock option vest over a four-year period, with 1/16 vesting every three months, beginning on February 1, 2022.

23andMe Holding Co.	52	2022 Proxy Statement

(13)
Received in the Merger in exchange for an option to purchase 162,343 shares of common stock of Lemonaid Health. The shares underlying this stock option vest over a four-year period, with 1/16 vesting every three months, beginning on February 1, 2022.

(14)
Received in the Merger in exchange for an option to purchase 544,142 shares of common stock of Lemonaid Health. The shares underlying this stock option vest over a four-year period, with 1/16 vesting every three months, beginning on February 1, 2022.

(15)
The shares underlying this stock option vest over a four-year period, with an initial 25% vesting on November 1, 2022, and the remainder vesting on a quarterly basis thereafter.

(16)
The shares underlying this stock option vest 50% on February 9, 2025 and 50% on February 9, 2026.

(17)
Received as the share portion of the merger consideration payable in connection the Merger. Such shares are subject to that certain Relinquishment Agreement. Pursuant to the Relinquishment Agreement, such shares vest over a four-year period, with 1/16 of such shares vesting every three months, beginning on February 1, 2022.

(18)
The RSUs vest over a four-year period, with an initial 25% vesting on November 1, 2022, and the remainder vesting on a quarterly basis thereafter.

(19)
The RSUs vest 50% on February 20, 2025 and 50% on February 20, 2026.

23andMe Holding Co.	53	2022 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Anne Wojcicki	—	—	312,646	1,451,459
Steve Schoch	—	—	—	—
Kathy Hibbs	58,800	340,282	—	—
Kenneth Hillan	—	—	—	—
Paul Johnson	—	—	33,479(3)	164,382

(1)
The value realized upon exercise of options reflects the price at which shares acquired upon exercise of the options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)
The value realized upon vesting is based on the fair market value of our Class A common stock on the date of vesting before tax withholding and does not necessarily reflect cash actually received by the NEO.

(3)
Represents shares subject to Mr. Johnson’s Relinquishment Agreement which vesting restrictions have lapsed.

23andMe Holding Co.	54	2022 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Change in Control and Severance Arrangements
See “Employment Agreements with NEOs” in the CD&A for a description of certain change in control and severance benefits provided for under the NEOs’ employment agreements.
Change of Control Under the 2021 Plan
Pursuant to the 2021 Plan, if 23andMe experiences a change of control where 23andMe is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding grants that are not exercised or paid at the time of the change of control will be assumed, or replaced with grants (with respect to cash, securities, or a combination thereof) that have comparable terms, by the surviving corporation (or a parent or subsidiary of the surviving corporation).
If there is a change of control and all outstanding grants are not assumed or replaced with grants that have comparable terms, by the surviving corporation, the Compensation Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding grants, including, without limitation, taking any of the following actions (or combination thereof) without the consent of any participant:
•
determine that outstanding options and SARs will accelerate and become fully exercisable and the restrictions and conditions on outstanding stock awards, stock units, and dividend equivalents immediately lapse;

•
pay participants, in an amount and form determined by the Compensation Committee, in settlement of outstanding stock units or dividend equivalents;

•
require that participants surrender their outstanding stock options and SARs in exchange for a payment by us, in cash or shares of Class A common stock, equal to the difference between the exercise price and the fair market value of the underlying shares of Class A common stock; provided, however, that if the per share fair market value of Class A common stock does not exceed the per share stock option exercise price or SARs base amount, as applicable, 23andMe will not be required to make any payment to the participant upon surrender of the stock option or SAR and shall have the right to cancel any such option or SAR for no consideration; or

•
after giving participants an opportunity to exercise all of their outstanding stock options and SARs, terminate any unexercised stock options and SARs on the date determined by the Compensation Committee.

In general terms, a change of control under the 2021 Plan occurs if:
•
a person, entity, or affiliated group, with certain exceptions, acquires more than 50% of the then-outstanding voting securities;

•
23andMe merges into another entity, unless the holders of voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•
23andMe merges into another entity and the members of the Board prior to the merger would not constitute a majority of the board of the merged entity or its parent;

•
23andMe sells or disposes of all or substantially all of the assets of 23andMe;

•
23andMe consummates a complete liquidation or dissolution; or

•
a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

The following table describes the approximate payments that would have been made to the NEOs pursuant to agreements, plans, or individual award agreements in effect on March 31, 2022, in the event of the termination of employment of the NEOs under the circumstances described below, assuming such terminations took place on March 31, 2022.
23andMe Holding Co.	55	2022 Proxy Statement

	Voluntary Termination ($)	Involuntary Termination(1)(2)(11) ($)	Death / Permanent Disability(11) ($)	Change of Control / Double-Trigger(1)(3) ($)
Anne Wojcicki
Cash Severance	—	—	—	—
Benefits Continuation	—	—	—	—
Equity Value	—	—	—	—
Total	—	—	—	—
Steven Schoch
Cash Severance(4)	—	302,500	—	302,500
Benefits Continuation	—	—	—	—
Equity Value(5)	—	—	—	—(12)
Total	—	302,500	—	302,500
Kathy Hibbs
Cash Severance(6)	—	201,667	—	302,500
Benefits Continuation	—	—	—	—
Equity Value(7)	—		—	5,195(12)
Total	—	201,667	—	307,546
Kenneth Hillan
Cash Severance(8)	—	307,500	—	307,500
Benefits Continuation	—	—	—	—
Equity Value(9)	—	—	—	—(12)
Total	—	307,500	—	307,500
Paul Johnson(10)
Cash Severance	—	—	—	—
Benefits Continuation	—	—	—	—
Equity Value(11)	—	8,299,016	8,299,016	—
Total	—	8,299,016	8,299,016	—

(1)
The receipt of such benefits is subject to the NEO’s execution and non-revocation of a general release of claims.

(2)
Includes an involuntary separation from service by the Company for any reason other than (A) Cause, (B) death, or (C) Permanent Disability prior to a Change in Control.

(3)
Includes an involuntary separation from service (i) by the Company for any reason other than (A) Cause, (B) death, or (C) Permanent Disability or (ii) by the NEO for Good Reason that occurs in connection with or within 24 months following a Change in Control.

(4)
Pursuant to the Schoch Offer Letter, if Mr. Schoch experiences a Qualifying Termination or an involuntary separation from service by the Company for any reason other than Cause, death, or Permanent Disability prior to a Change in Control, he is entitled to six months of continued salary at the rate that was in effect at the time of the termination.

(5)
Pursuant to the Schoch Offer Letter, if Mr. Schoch experiences a Qualifying Termination, 100% of his then-unvested options will become fully vested and exercisable.

(6)
Pursuant to the Hibbs Offer Letter, if Ms. Hibbs experiences a Qualifying Termination, she will be entitled to receive six months of continued salary at the rate that was in effect at the time of the Qualifying Termination. If she experiences an involuntary separation from service by the Company for any reason other than Cause, death, or Permanent Disability prior to a Change in Control, then she will be entitled to receive four months of continued salary that was in effect at the time of the termination.

(7)
Pursuant to the Hibbs Offer Letter, if Ms. Hibbs experiences a Qualifying Termination, 50% of her then-unvested options will become fully vested and exercisable.

(8)
Pursuant to the Hillan Offer Letter, if Dr. Hillan experiences a Qualifying Termination or an involuntary separation from service by the Company for any reason other than Cause, death, or Permanent Disability prior to a Change in Control, he is entitled to six months of continued salary at the rate that was in effect at the time of the termination.

(9)
Pursuant to the Hillan Offer Letter, if Dr. Hillan experiences a Qualifying Termination, 100% of his then-unvested options will become fully vested and exercisable.

23andMe Holding Co.	56	2022 Proxy Statement

(10)
The Johnson Offer Letter does not provide for any change of control or severance rights.

(11)
Pursuant to the Relinquishment Agreement, if any Relinquishment Triggering Event occurs during the Protection Period or in the event of Mr. Johnson’s death or disability, then the unvested portion(s) of the Relinquishment Shares and the Relinquishment Options will immediately vest.

(12)
Amount does not include the following underwater options that would accelerate upon a Qualifying Termination, because such underwater options do not have intrinsic value:

Underwater Options that Would Accelerate Upon a Qualifying Termination (#)
Steven Schoch	1,285,737
Kathy Hibbs	517,503
Kenneth Hillan	1,287,309
23andMe Holding Co.	57	2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table furnishes, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock of the Company, the name and address of such beneficial owner, the number of shares of common stock reported as beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by such beneficial owner in the most recent Schedule 13G or Schedule 13D filed with the SEC and the percentage such shares comprised of the outstanding shares of common stock of the Company as of July 1, 2022.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned(2)		Percent of Combined Voting Power of All Classes of Common Stock(2)(3)
	Class A	Class B(1)	Class A	Class B(1)
ABeeC 2.0, LLC 71 Main Street, Suite 259 Los Altos, CA 94022	—	98,633,827(4)	—	51.3%	45.2%
FMR, LLC 245 Summer Street Boston, MA 02110	2,478,199(5)	21,983,066(5)	1.0%	11.4%	10.2%
Glaxo Group Limited 980 Great West Road Brentford, Middlesex, TW8 9GS United Kingdom	—	39,660,487(6)	—	20.6%	18.2%
Entities Affiliated with Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025	—	17,818,440(7)	—	9.3%	8.2%

(1)
Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder.

(2)
The percentages are based upon 258,952,446 shares of Class A common stock and 192,373,071 shares of Class B common stock outstanding on July 1, 2022.

(3)
Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes.

(4)
Based on information contained in the Schedule 13D filed with the SEC by ABeeC 2.0, LLC (the “LLC”) on June 25, 2021 to report beneficial ownership of shares of the Company’s common stock as of June 16, 2021. In the Schedule 13D, the LLC reported that The ANNE WOJCICKI REVOCABLE TRUST U/A/D 9/2/09, AS AMENDED AND RESTATED (the “Trust”) is the sole member of the LLC and Anne Wojcicki is the sole trustee of the Trust. The LLC reported that the LLC, the Trust, and Ms. Wojcicki have shared power to vote and dispose, or direct the disposition, of 98,633,827 shares of the Class B common stock held by the LLC.

(5)
Such share amounts differ from the information contained in Amendment No. 3 to Schedule 13G filed by FMR, LLC with the SEC on March 10, 2022 to report beneficial ownership of shares of the Company’s common stock as of February 28, 2022. In the Schedule 13G/A, FMR, LLC (i) reported to beneficially own such shares as a result of the direct ownership of 24,457,278 shares of Class B common stock of the Company by investment companies advised by Fidelity Management & Research Company LLC, Fidelity Institutional Asset Management Trust Company, and Fidelity Management Trust Company, indirect wholly-owned subsidiaries of FMR LLC as of such date, and (ii) reported sole power to vote and dispose, or direct the disposition, of 24,457,278 Class B common stock. Since the filing of the Schedule 13G/A, FMR, LLC converted 2,478,199 shares of its Class B common stock to Class A common stock.

(6)
Based solely on information provided by the Company’s transfer agent.

(7)
Based on information contained in the Schedule 13G filed by SC US (TTGP), Ltd. with the SEC on June 30, 2021 to report beneficial ownership of the Company’s common stock as June 16, 2021, as well as supplemental information provided to the Company by Sequoia Capital on April 25, 2022. Such beneficial ownership is a result of shares held by entities affiliated with Sequoia Capital consisting of: (i) 3,670,314 shares held by Sequoia Capital Global Growth Fund II, L.P. (“GGF II”); (ii) 55,143 shares held by Sequoia Capital Global Growth II Principals Fund, L.P. (“GGF II PF”); (iii) 3,634,310 shares held by Sequoia Capital Growth Fund III, L.P. (“GF III”); (iv) 6,135,652 shares held by Sequoia Capital U.S. Growth Fund VII, L.P. (“GF VII”); (v) 3,818,329 shares held by Sequoia Capital U.S. Growth Fund VIII, L.P. (“GF VIII”); and (vi) 504,692 shares held by Sequoia Capital U.S. Growth VII Principals Fund, L.P. (“GF VII PF”). SC US (TTGP), Ltd. reported shared power to vote and dispose, or direct the disposition, of 17,818,440 shares of Class B common stock.

23andMe Holding Co.	58	2022 Proxy Statement

SC US (TTGP), Ltd. is (i) the general partner of SC Global Growth II Management, L.P., which is the general partner of each of GGF II and GGF II PF (together, the “GGF II Funds”); (ii) the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of GF VII and GF VII PF (together, the “GF VII Funds”); and (iii) the general partner of SC U.S. Growth VIII Management, L.P., which is the general partner of GF VIII (together with the GGF II Funds and the GF VII Funds, the “GF and GGF Funds”). SCGF III Management, LLC is the general partner of GF III, and, as a result, SCGF III Management, LLC may be deemed to share voting and dispositive power with respect to the shares held by GF III.
The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the GF and GGF Funds are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, each such person may be deemed to share voting and dispositive power with respect to the shares held by the GF and GGF Funds, as applicable. Mr. Leone and Mr. Botha, as applicable, expressly disclaim beneficial ownership of the shares held by the entities in this footnote.
The following table furnishes the number of shares of common stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by each of the current directors, the director nominees, the named executive officers, and the current directors and executive officers as a group, as of July 1, 2022.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percentage of Shares Beneficially Owned(4)		Percent of Combined Voting Power of All Classes of Common Stock(4)(5)
	Class A(12)	Class B(3)	Class A	Class B(3)
Roelof Botha(6)	18,421	19,677,724(7)	*	10.2%	9.0%
Patrick Chung	18,421	1,141,824(8)	*	*	*
Sandra Hernández	54,346	—	*	—	*
Evan Lovell	11,467	—	*	—	*
Neal Mohan	247,790	—	*	—	*
Valerie Montgomery Rice	55,263	—	*	—	*
Richard Scheller	400,711	—	*	—	*
Peter Taylor	55,263	—	*	—	*
Anne Wojcicki	3,593,969(9)	98,633,827(10)	1.4%	51.3%	45.4%
Steven Schoch	1,663,074	—	*	—	*
Kathy Hibbs	2,053,603	50,462	*	*	*
Kenneth Hillan	1,484,051	—	*	—	*
Paul Johnson	928,529(11)	—	*	—	*
All Directors and Executive Officers as a Group (13 persons)	10,584,908	119,503,837	4.1%	62.1%	55.2%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each individual is 349 Oyster Point Boulevard, South San Francisco, California 94080.

(2)
Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of common stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

(3)
Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder.

(4)
The percentages are based upon 258,952,446 shares of Class A common stock and 192,373,071 shares of Class B common stock outstanding on July 1, 2022.

(5)
Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes.

(6)
The business address for Mr. Botha is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(7)
Includes (i) 624,136 shares of Class B common stock held by estate planning vehicles, (ii) 17,818,440 shares of Class B common stock held by the below entities affiliated with Sequoia Capital, and (iii) 1,235,148 shares of Class B common stock held by Sequoia Grove II, LLC. The business address of the entities affiliated with Sequoia Capital and Sequoia Grove II, LLC is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

The 17,818,440 shares of Class B common stock held by entities affiliated with Sequoia Capital consist of: (i) 3,670,314 shares held by GGF II; (ii) 55,143 shares held by GGF II PF; (iii) 3,634,310 shares held by GF III; (iv) 6,135,652 shares held by GF VII; (v) 3,818,329 shares held by GF VIII; and (vi) 504,692 shares held by GF VII PF. The business address of the above entities is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
SC US (TTGP), Ltd. is (i) the general partner of SC Global Growth II Management, L.P., which is the general partner of each of the GGF II Funds; (ii) the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of the GF VII Funds; and
23andMe Holding Co.	59	2022 Proxy Statement

(iii) the general partner of SC U.S. Growth VIII Management, L.P., which is the general partner of GF VIII. SCGF III Management, LLC is the general partner of GF III, and, as a result, SCGF III Management, LLC may be deemed to share voting and dispositive power with respect to the shares held by GF III.
The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the GF and GGF Funds are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, each such person may be deemed to share voting and dispositive power with respect to the shares held by the GF and GGF Funds, as applicable. Additionally, Mr. Botha is a member of Sequoia Grove II, LLC. Mr. Leone and Mr. Botha, as applicable, expressly disclaim beneficial ownership of the shares held by the entities in this footnote.
(8)
Includes (i) 1,059,223 shares of Class B common stock held by Xfund 2, L.P. and (ii) 82,601 shares of Class B common stock held by Xfund 2A, L.P. (together with Xfund 2, L.P., “Xfund”). Mr. Chung may be deemed the beneficial owner of the shares of Class B common stock held by Xfund because he serves as the Managing General Partner of Xfund.

(9)
Includes 2,500,000 shares of Class A common stock held by the Anne Wojcicki Foundation, over which Ms. Wojcicki may be deemed to hold voting and dispositive power.

(10)
Consists of 98,633,827 shares of Class B common stock held by the LLC (see footnote 4 to the 5% or Greater Holder table above).

(11)
Includes 468,710 of shares of Class A common stock that are subject to the Relinquishment Agreement, of which 33,479 shares have vested or will vest within 60 days after July 1, 2022.

(12)
Includes the following number of shares of Class A common stock issuable within 60 days after July 1, 2022, upon vesting of RSUs and shares of Class A common stock subject to outstanding stock options that are exercisable within 60 days of July 1, 2022:

Name of Beneficial Owner	RSUs	Stock Options
Roelof Botha	18,421	—
Patrick Chung	18,421	—
Sandra Hernández	18,115	—
Evan Lovell	—	—
Neal Mohan	18,421	229,369
Valerie Montgomery Rice	18,421	—
Richard Scheller	18,421	382,290
Peter Taylor	18,421	—
Anne Wojcicki	78,162	625,000
Steven Schoch	13,827	1,640,203
Kathy Hibbs	13,381	1,972,669
Kenneth Hillan	13,381	1,461,917
Paul Johnson	—	392,860
All Directors and Executive Officers as a Group (13 persons)	247,392	6,704,308
23andMe Holding Co.	60	2022 Proxy Statement

Equity Compensation Plan Information
The following table provides information as of March 31, 2022, regarding shares of our Class A common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted-average exercise price of, outstanding options, warrants, and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	84,133,924	$4.21	60,467,595
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	84,133,924	$4.21	60,467,595

(1)
Consists of our 2021 Incentive Equity Plan and 2021 Employee Stock Purchase Plan. Amounts in column (a) include stock options and unvested restricted stock units.

23andMe Holding Co.	61	2022 Proxy Statement

Audit Committee Matters
REPORT OF THE AUDIT COMMITTEE FOR FISCAL 2022

The management of 23andMe Holding Co. (the “Company,” “we,” “us,” or “our”) is responsible for our internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. Their audit is performed in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) is responsible for overseeing the conduct of these activities. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by our management and our independent registered public accounting firm.
In the performance of the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended March 31, 2022. The Audit Committee has met with KPMG with and without management present and has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB, including matters relating to the conduct of the audit under PCAOB Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.
Based on its review of the audited consolidated financial statements and discussions with management and KPMG referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended March 31, 2022, in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
This report has been furnished by the Audit Committee of the Board of Directors.
Peter Taylor, Chair
Roelof Botha
Patrick Chung
The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference therein.
CHANGE IN INDEPENDENT REGISTERED ACCOUNTING FIRM

As previously disclosed in a Current Report on Form 8-K, filed with the SEC on June 21, 2021 (the “June 2021 Form 8-K”), on June 16, 2021, the Audit Committee approved a resolution appointing KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2022. KPMG served as the independent registered public accounting firm of 23andMe, Inc. prior to the Business Combination. Accordingly, WithumSmith + Brown, PC (“Withum”), VGAC’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by KPMG as the Company’s independent registered public accounting firm.
The report of Withum on VGAC’s financial statements for the fiscal year ended December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles.
During VGAC’s fiscal year ended December 31, 2020, and the subsequent interim period through June 16, 2021, there were no disagreements between VGAC and Withum on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on VGAC’s financial statements for such year.
On May 3, 2021, VGAC filed an Annual Report on Form 10-K/A (Amendment No. 1) to amend its Annual Report on Form 10-K for the period ended December 31, 2020, originally filed with the SEC on March 24, 2021, to restate its financial statements as of
23andMe Holding Co.	62	2022 Proxy Statement

December 31, 2020, and for the period from February 19, 2020 (inception) through December 31, 2020 (the “Restatement”). On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC issued a public statement titled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “Public Statement”), which discusses accounting for certain warrants as liabilities. VGAC previously accounted for its warrants as equity instruments. VGAC’s management evaluated its warrants against the Public Statement and determined that the warrants should be accounted for as liabilities. Accordingly, VGAC’s financial statements as of December 31, 2020, were restated to correct the accounting and related disclosure for the warrants. In connection with the Restatement, VGAC’s management reassessed the effectiveness of its disclosure controls and procedures for the periods affected by the Restatement. As a result of that reassessment, VGAC’s management determined that its disclosure controls and procedures for such periods were not effective due to a material weakness in internal control over financial reporting related to the classification of VGAC’s warrants.
Other than the Restatement and the material weakness, during VGAC’s fiscal year ended December 31, 2020, and the subsequent interim period through June 16, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
The Company provided Withum with a copy of the foregoing disclosures and requested that Withum furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by 23andMe set forth above. A copy of Withum’s letter, dated on June 17, 2021, was filed as an exhibit to the June 2021 Form 8-K.
During the fiscal year ended March 31, 2021, and the subsequent interim periods through June 16, 2021, neither 23andMe, nor any party on behalf of 23andMe, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to 23andMe’s consolidated financial statements, and no written report or oral advice was provided to 23andMe by KPMG that was an important factor considered by 23andMe in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
AUDIT FEES AND SERVICES

Fees billed for services rendered by KPMG for each of Fiscal 2022 and Fiscal 2021 were as follows:
Type of Service	Fiscal 2022 ($)	Fiscal 2021 ($)
Audit Fees(1)	2,189,709	3,937,830
Audit-Related Fees(2)	50,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	2,239,709	3,937,830

(1)
Audit fees represent the aggregate fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements, as well as fees for services associated with the Company going public.

(2)
Audit-related fees represent the aggregate fees billed for assurance and related professional services rendered by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under “Audit Fees.”

23andMe Holding Co.	63	2022 Proxy Statement

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
All of the services rendered by KPMG to the Company and our subsidiaries during Fiscal 2022 were pre-approved by our Audit Committee.
23andMe Holding Co.	64	2022 Proxy Statement

PROPOSAL 3
Ratification of Independent Registered Public Accounting Firm for Fiscal 2023
The Audit Committee annually evaluates the selection of our independent registered public accounting firm and has reappointed KPMG as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for Fiscal 2023.
In deciding whether to retain our current independent registered public accounting firm or engage a different independent registered public accounting firm, our Audit Committee reviews the Company’s current independent registered public accounting firm’s qualifications, performance, and independence in accordance with regulatory requirements and guidelines.
Although the Company’s governing documents do not require the submission of KPMG’s appointment to the Company’s stockholders for ratification, the Company believes that soliciting stockholders’ input is a matter of good corporate governance. If the appointment of KPMG is not ratified, our Audit Committee may reconsider the appointment; however, the Audit Committee will not be obligated to change or retain a different independent registered public accounting firm. Even if KPMG’s appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of KPMG are expected to be present by virtual participation at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.
YOUR VOTE IS IMPORTANT	The Board unanimously recommend that you vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for Fiscal 2023.
23andMe Holding Co.	65	2022 Proxy Statement

Stockholder Proposals and Nominations for 2023 Annual Meeting
Any stockholder seeking to present a proposal pursuant to Exchange Act Rule 14a-8 to be considered for inclusion in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), must submit the proposal in accordance with Exchange Act Rule 14a-8 and deliver it to the address set forth below no later than the close of business on March 17, 2023. Only those proposals that comply with the requirements of Exchange Act Rule 14a-8 will be included in the Company’s proxy statement for the 2023 Annual Meeting. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.
Stockholders seeking to bring business before the 2023 Annual Meeting outside of Exchange Act Rule 14a-8, or to nominate candidates for election as directors at the 2023 Annual Meeting, must provide timely written notice to the Company and comply with certain other requirements specified in our Bylaws. The notice of a proposing stockholder and nominations for election as directors must be in writing and received by our Corporate Secretary, at the address set forth below, not less than 90 days nor more than 120 days prior to the anniversary date of the Annual Meeting. As a result, notices with respect to proposed business outside of Exchange Act Rule 14a-8, or nominations for election as directors, for the 2023 Annual Meeting must be received no earlier than the close of business on April 27, 2023 and not later than the close of business on May 27, 2023. Additionally, notices of proposing stockholders and nominations for election as directors must contain all required information set forth in our Bylaws.
To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 26, 2023.
All notices or nominations discussed above, should be mailed to our Corporate Secretary at 349 Oyster Point Boulevard, South San Francisco, California 94080.
23andMe Holding Co.	66	2022 Proxy Statement

Additional Information About Our Annual Meeting and Voting
When will the Annual Meeting be held?
The Annual Meeting will be held virtually via a live webcast on Thursday, August 25, 2022, at 1:00 p.m., Pacific Time.
Why am I being provided with access to this Proxy Statement?
We are required by the SEC to give you, or provide you access to, this Proxy Statement, because the Board is soliciting your proxy to vote your shares of common stock at the Annual Meeting. This Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.
What is a proxy?
A proxy is your designation of another person to vote shares of common stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy, a form of proxy, or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Steven Schoch and Kathy Hibbs have been designated on behalf of the Board as the proxies to cast the vote of the Company’s stockholders at the Annual Meeting.
What are the voting requirements for the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement?
The Company is incorporated in the State of Delaware and our shares are listed on Nasdaq. As a result, the Delaware General Corporation Law (“DGCL”) and Nasdaq listing rules govern the voting standards applicable to actions taken by our stockholders.
Under our Bylaws:
•
the election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon; and

•
all other matters presented to the stockholders at a meeting at which a quorum is present is determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

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Please see the below chart for a summary of the required votes, as well as the impacts of abstentions and broker non-votes, for Proposals 1, 2, and 3 as set forth below:
Proposal		Voting Standard	Effect of Abstentions/ Withholds	Effect of Broker Non- Votes
1	Elect the three Class I director nominees named in the Proxy Statement to serve until the 2025 Annual Meeting of Stockholders	Plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon	No effect(1)	No effect
2	A non-binding, advisory vote on the frequency of advisory votes on the compensation of our named executive officers (“Say-on-Frequency”)(2)	Majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon	No effect	No effect
3	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023	Majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon	No effect	Not applicable(3)

(1)
You may vote FOR all of the director nominees, WITHHOLD your vote from all of the director nominees, or WITHHOLD your vote from any of the director nominees.

(2)
As an advisory vote, the proposal to approve executive compensation is not binding upon the Company, but the Board and our Compensation Committee will give careful consideration to the results of voting on this proposal.

(3)
Under New York Stock Exchange (“NYSE”) rules, Proposal 3 is considered a “routine” proposal on which brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. Proposals 1 and 2 are not considered to be routine matters and brokers will not be entitled to vote thereon unless beneficial owners provide voting instructions.

What are the Board’s recommendations for the proposals to be acted upon at the Annual Meeting and how will my shares be voted?
Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions you give. If no instructions are given (except in the case of broker non-votes), the persons named as proxies will vote the shares of common stock in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. The Board’s recommendations are summarized in the table below.
Proposal		Board Vote Recommendation	For More Information, See Page
1	Elect the three Class I director nominees named in the Proxy Statement to serve until the 2025 Annual Meeting of Stockholders	FOR each director nominee	9
2	A non-binding, advisory vote on the frequency of advisory votes on the compensation of our named executive officers (“Say-on-Frequency”)	ONE YEAR	34
3	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023	FOR	65
Who can vote at the Annual Meeting?
Only holders of shares of the Company’s Class A common stock and Class B common stock of record at the close of business on July 1, 2022, or such stockholders’ proxies, are entitled to receive notice of, and vote at, the Annual Meeting. At the close of business on July 1, 2022, there were 258,952,446 shares of Class A common stock and 192,373,071 shares of Class B common stock outstanding and entitled to vote. There are no other voting securities of the Company outstanding. Holders of shares of Class A common
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stock as of the record date are entitled to one vote per share. Holders of shares of Class B common stock as of the record date are entitled to ten votes per share.
How do I attend the Annual Meeting?
You can attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/ME2022 and entering a valid 16-digit control number. Only validated stockholders may virtually attend the Annual Meeting. If you are the holder of record, your control number can be found your Notice of Internet Availability of Proxy Materials or proxy card (if you received a printed copy of the proxy materials). If your shares are held by a broker, bank, or other holder of record in “street name” you must contact your broker for instructions to access the meeting.
The live webcast of the Annual Meeting will begin promptly at 1:00 p.m., Pacific Time, on Thursday, August 25, 2022. We encourage you to access the meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined in this Proxy Statement. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website.
Once you have entered the meeting website, you will be able to examine our list of stockholders, submit your questions, and vote your shares online during the Annual Meeting.
During the live Q&A session of the meeting, our CEO will answer questions submitted by stockholders participating in the virtual meeting, as time permits. To ensure that the meeting is conducted in a manner that is fair to all stockholders, the chair of the meeting may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters or to edit profanity or other inappropriate language. Questions regarding personal matters or matters not relevant to meeting matters will not be answered. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. By virtually attending the Annual Meeting, stockholders agree to abide by the agenda and procedures for the Annual Meeting.
You do not need to virtually attend the Annual Meeting to vote. Even if you plan to virtually attend the Annual Meeting, please submit your vote in advance as instructed in this Proxy Statement.
What is a Notice of Internet Availability of Proxy Materials?
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, and our Annual Report, by providing access to such documents over the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.
We began mailing a Notice of Internet Availability of Proxy Materials on or about July 15, 2022, to holders of record of shares of our common stock of the Company as of the close of business on July 1, 2022. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. The Notice of Internet Availability of Proxy Materials contains information on how to access the Notice of Annual Meeting of Stockholders, the Proxy Statement, the form of proxy, and our Annual Report, over the Internet, as well as instructions on how to request a paper or e-mail copy of the proxy materials. Registered stockholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.
The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.
A notice that directs beneficial owners of our shares to the website where they can access our proxy materials is to be forwarded to each beneficial stockholder by the brokerage firm, bank, or other holder of record that is considered the registered owner with respect
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to the shares of the beneficial stockholder. Such brokerage firm, bank, or other holder of record is to also provide each beneficial owner of our shares with instructions on how the beneficial stockholder may request a paper or e-mail copy of our proxy materials.
To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
What is the difference between holding shares as a holder of record and as a beneficial owner?
If, at the close of business on July 1, 2022, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“CST”), you are considered a holder of record (or the registered stockholder) with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you. As a holder of record, you may vote your shares electronically at the Annual Meeting or by proxy.
If, at the close of business on July 1, 2022, your shares were held in an account at a brokerage firm, bank, or other similar organization, then you are the beneficial owner of shares held in “street name” and a notice directing you to the website where you can access our proxy materials is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of the Company’s independent registered public accounting firm. Please direct your broker how to vote your shares following the instructions provided by your broker.
How do I vote my shares?
If you are a registered stockholder (i.e., you hold your shares of record), you may vote your shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold shares beneficially through a brokerage firm, bank, or other nominee instead of as the registered holder — beneficial holders should follow the voting instructions provided by their respective nominees):
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Over the Internet. Go to www.proxyvote.com.

Have available the 16-digit control number that is printed in the box on your Notice of Internet Availability of Proxy Materials (or proxy card if you requested a printed copy of the proxy materials), visit www.proxyvote.com, and follow the instructions prompted on the website. You can submit your voting instructions electronically up until 11:59 p.m., Eastern Daylight Time, on August 24, 2022.
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By telephone. Call 1-800-690-6903.

Have available the 16-digit control number that is printed in the box on your Notice of Internet Availability of Proxy Materials (or proxy card if you requested a printed copy of the proxy materials), call 1-800-690-6903, and follow the instructions prompted on the call. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on August 24, 2022.
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By mail.

If you received a printed copy of the proxy materials, you may submit your vote by completing, signing, dating, and mailing your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than August 24, 2022, to be voted at the Annual Meeting.
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During the Annual Meeting. Visit www.virtualshareholdermeeting.com/ME2022.

Registered stockholders may attend the Annual Meeting via the Internet and vote electronically during the Annual Meeting. Have available the 16-digit control number that is printed in the box on your Notice of Internet Availability of Proxy Materials
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(or proxy card if you requested a printed copy of the proxy materials) when you access the website and follow the instructions to vote during the Annual Meeting.
If I am a stockholder holding shares in “street name,” how do I vote?
If you hold your shares in “street name” with a brokerage firm, bank, or other nominee, the holder of record will send you instructions as to how to instruct the holder of record to vote your shares. Your broker is permitted to vote your shares with respect to the “routine” proposal to ratify the appointment of the Company’s independent registered public accounting firm without your instruction as to how to vote. Your broker will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.
If you hold your shares in “street name,” you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the brokerage firm, bank, or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of your broker or other nominee.
What is a “broker non-vote”?
A “broker non-vote” occurs when a stockholder holds shares of common stock in “street name” through a broker or similar organization, and the stockholder does not provide the broker or other organization with instructions within the required timeframe before the Annual Meeting as to how to vote the shares on “non-routine” matters. The only proposal this year which is considered “routine” is the ratification of the appointment of the Company’s independent registered public accounting firm. Under the NYSE rules, your broker cannot vote your shares on non-routine matters unless your broker receives instructions from you as to how to vote.
How can I revoke my proxy or change my vote?
If you are a registered stockholder, you can revoke your proxy at any time before it is actually voted at the Annual Meeting by:
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Signing and returning a new proxy card with a later date — only your latest-dated proxy card received by August 24, 2022, will be counted;

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Submitting a later-dated vote by telephone or over the Internet — only your latest telephone or Internet proxy received by 11:59 p.m., Eastern Daylight Time, on August 24, 2022, will be counted;

•
Participating in the Annual Meeting via the meeting website and voting online during the Annual Meeting; or

•
Delivering a written revocation to our Corporate Secretary at 349 Oyster Point Boulevard, South San Francisco, California 94080, to be received no later than August 24, 2022.

If you hold your shares in “street name,” you must contact the broker or other nominee holding your shares and follow the instructions of the broker or other nominee for revoking or changing your vote.
How will my shares be voted on other matters not included in this proxy statement that may be presented to the Annual Meeting?
Since no stockholder has indicated an intention to present any matter not included in this proxy statement at the Annual Meeting, in accordance with the advance notice provision in the Company’s Bylaws, the Board is not aware of any other proposals to be presented at the Annual Meeting. If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.
What if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?
This means that you have multiple accounts holding shares of common stock. These may include accounts with our transfer agent, accounts with a broker, bank, or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need
23andMe Holding Co.	71	2022 Proxy Statement

to vote the shares held in each account separately. Please follow the voting instructions provided on each Notice of Internet Availability of Proxy Materials or proxy card to ensure that all of your shares are voted.
Who is paying for the cost of this proxy solicitation?
This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card, and our Annual Report) to registered stockholders as of the close of business on July 1, 2022, the brokers, banks, and other nominees holding our shares for beneficial owners must provide a notice as to where the beneficial owners can access our proxy materials to the beneficial owners for whom they hold our shares in order that such shares may be voted. Solicitation may also be made by our directors, officers, and select other Company employees in person, by telephone, by email, by text message, or by other means of communication. Directors, officers, and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation.
The Company will reimburse brokerage firms, banks, and other custodians, fiduciaries, and nominees, who are record holders of shares of common stock not beneficially owned by them for their reasonable costs in sending proxy materials to stockholders who beneficially own our shares. The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access or telephone usage fees, which may be charged to stockholders.
What is householding?
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to send: (i) a single annual report (including our Annual Report) and/or a single proxy statement or (ii) a single Notice of Internet Availability of Proxy Materials to multiple registered stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. A registered stockholder at a shared address may call Broadridge, toll free, 1-866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, to: (i) request additional copies of this Proxy Statement, our Annual Report, or the Notice of Internet Availability of Proxy Materials; (ii) notify the Company that such registered stockholder wishes to receive a separate annual report (including our Annual Report) to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, in the future; or (iii) notify the Company that such registered stockholders sharing an address wish to receive a single annual report (including our Annual Report) to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, if such stockholders are currently receiving multiple copies. If you hold shares of common stock in street name, you may revoke your consent to householding by notifying your broker.
Are there any cumulative voting rights in the election of directors?
No.
What constitutes a quorum to hold and transact business at the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting are virtually present at the Annual Meeting or represented by proxy. On July 1, 2022, the record date, there were 258,952,446 shares Class A common stock and 192,373,071 shares of Class B common stock outstanding and entitled to vote.
If you are a registered stockholder and submit a proxy, your shares of common stock will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the form of proxy. If your shares of common stock are held in the name of your broker or other nominee, and you do not instruct your broker or other nominee how to vote your shares of common stock, these shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business if your broker or other nominee submits a proxy.
How many votes do I have?
Holders of shares of Class A common stock as of the record date are entitled to one vote per share. Holders of shares of Class B common stock as of the record date are entitled to ten votes per share.
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How are votes tabulated?
The results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting.
What happens if the Annual Meeting is postponed or adjourned?
If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
What should I do if I require technical support during the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be provided on the meeting website log-in page.
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Other Matters
As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.
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23ANDME HOLDING CO.349 OYSTER POINT BOULEVARDSOUTH SAN FRANCISCO, CA 94080SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ME2022You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxycard in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD88126-P7705523ANDME HOLDING CO. To withhold authority to vote for any individualnominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote “FOR” number(s) of the nominee(s) on the line below.each of the Class I director nominees listed in Proposal 1,“1 YEAR” for Proposal 2, and “FOR” Proposal 3.1. Elect three Class I Director Nominees:01) Roelof Botha02) Patrick Chung03) Sandra Hernández, M.D.2. A non-binding, advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers(“Say-on-Frequency”).1 Year 2 Years 3 Years Abstain3. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023.ForAllWithholdAllFor AllExceptFor Against AbstainNOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D88127-P7705523andMe Holding Co.Annual Meeting of StockholdersAugust 25, 2022 at 1:00 p.m. Pacific TimeThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of 23andMe Holding Co. (the “Company”) hereby appoints Steven Schoch and Kathy Hibbs,and each of them, with full power of substitution and power to act alone, as proxies to vote all shares of common stock ofthe Company, which the undersigned stockholder would be entitled to vote if personally present by virtual participation at the2022 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held via live webcast atwww.virtualshareholdermeeting.com/ME2022 on Thursday, August 25, 2022 at 1:00 p.m. Pacific Time, and at any postponements,continuations, or adjournments thereof.This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no directionis made, this proxy will be voted “FOR” each of the Class I director nominees in Proposal 1, “1 YEAR” for Proposal 2,and “FOR” Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properlycome before the Annual
Meeting.Continued and to be signed on reverse side